Exhibit 4.2

$7,537,500 16% Senior Secured Subordinated Notes due January 1, 2008

of SSource Acquisition Company, LLC

7,537,500 Class A Preferred Shares of SSource Acquisition Company, LLC

SECURITIES PURCHASE AGREEMENT

SSOURCE ACQUISITION COMPANY, LLC

January 31, 2003

SSource Acquisition Company, LLC

c/o Crystal Springs Capital, LLC

1250 Bayhill Drive, Suite 200

San Bruno, CA 94066

January 31, 2003

To the Persons listed on Schedule I hereto (each a “Purchaser”
and collectively, the “Purchasers”):

Ladies and Gentlemen:

SSource Acquisition Company, LLC a Delaware limited liability company (the “Company”), agrees with you as follows. Certain capitalized terms used herein are defined in Section 11.1.

1.            Authorization of Securities.

(a)    The Company has authorized the issue and sale of its $7,537,500 16% Senior Secured Subordinated Notes due January 1, 2008 (herein, together with any notes issued in exchange therefor or replacement thereof, called the “Notes”). The Notes shall be substantially in the form of Exhibit 1(a)(i) attached hereto. The Company’s obligations pursuant to the Notes shall be secured in accordance with the provisions of the Security Agreement, dated as of the Closing Date (as hereinafter defined) by and among the Purchasers of the Notes and the Company (the “Security Agreement”). The Security Agreement shall be substantially in the form of Exhibit 1(a)(ii) attached hereto.

(b)    The Company has authorized the issue and sale of 7,537,500 shares of its Class A Preferred Shares (“Class A Shares”) (herein, such 7,537,500 shares, together with any Shares issued in exchange therefor or replacement thereof, called the “Purchased Class A Shares”).

(c)    The Notes and the Purchased Class A Shares are collectively referred to as the “Securities” and each as a “Security”.

(d)    The Securities are to be issued under this Agreement to each of you in the amounts set forth opposite your names on Schedule I attached hereto. The issue of Securities to each of you is a separate transaction and you shall not be liable or responsible for the acts or defaults of any other Purchaser.

2.            Sale and Purchase of Securities. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Purchasers contained in this Agreement, the Company will issue and sell to the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained in this Agreement, the Securities, the Security Agreement and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented (the “Operative Documents”), the Purchasers will purchase from the Company, at the Closing, as specified in Section 3, such Securities as are specified on Schedule I attached hereto. The aggregate purchase price of the Notes and the Purchased Class A Shares shall be $15,075,000 (including 450,000 shares of Crystal Springs Capital, LLC valued at $675,000), which shall be allocated (a) $7,537,500 to the Notes and (b) $7,537,500 to the Purchased Class A Shares.

3.            Closing. The closing of the sale and purchase of the Securities hereunder (the “Closing”) shall take place at the office of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on January 31, 2003 (or on such other date as may be agreed to in writing by the Company and the Purchasers) (the “Closing Date”). The Closing shall occur not later than 11:00 A.M. Boston time on the Closing Date. At the Closing, the Company will deliver to you the Securities to be purchased by you at the Closing against payment of the purchase price thereof to (or for the benefit of) the Company in immediately available funds in accordance with the wire instructions set forth on Exhibit 3 attached hereto. Delivery of the Securities to be purchased by the Purchasers at the Closing shall be made in the form of one or more Notes and Purchased Class A Shares, in such denominations and registered in such names as are specified on Schedule I attached hereto and in each case dated, and in the case of the Notes, bearing interest from the Closing Date. If at the Closing the Company shall fail to tender the Securities to be delivered to you thereat as provided herein, or if at the Closing any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment,

4.            Conditions to Closing. Your obligation to purchase and pay for the Securities to be purchased by you hereunder at the Closing is subject to the fulfillment to your reasonable satisfaction, prior to or at the Closing, of the following conditions:

4.1    Representations and Warranties Correct. The representations and warranties made by the Company herein and in the other Operative Documents shall have been correct when made and shall be correct in all material respects at and as of the time of the Closing (after giving effect to the transactions consummated at the Closing).

4.2    Performance. The Company shall have performed all agreements and complied with all conditions contained herein and in the other Operative Documents required to be performed or complied with by it prior to or at the Closing.

4.3    Compliance Certificate. You shall have received an Officer’s Certificate signed by the Chief Executive Officer or President, dated the Closing Date, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4    Capitalization. The debt and equity capitalization of the Company shall be in all respects satisfactory to you.

4.5    Organizational Documents. The First Amended and Restated Limited Liability Company Agreement of the Company in the form attached as Exhibit 4.5(a) hereto (the “LLC Agreement”) and the Certificate of Formation of the Company in the form attached as Exhibit 4.5(b) hereto (the “Certificate”, and together with the LLC Agreement, the “Company Organizational Documents”).

4.6    Indemnification Agreement. The Company shall have entered into an indemnification agreement, substantially in the form attached as Exhibit 4.6 hereto, with each of the members of the Company’s Board of Directors.

4.7    ServiceSource Acquisition. Each of the parties to the Acquisition Agreement (as defined in Section 5.18 hereof) shall have executed and delivered to the other parties the Acquisition Agreement and any and all closing conditions relating to the consummation of such transaction shall have been satisfied or otherwise waived in writing.

4.8    Opinion of Counsel for the Company. At the Closing, you shall have received an opinion, dated the Closing Date, from Choate, Hall & Stewart, counsel for the Company, in form and substance satisfactory to you in all material aspects.

4.9    Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue the Securities and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of the Operative Documents, shall have been made or taken.

4.10    Minimum Investment. The Company shall have received by the Closing firm commitments for the purchase of Securities at the Closing having an aggregate value of at least $13.5 million.

4.11    [Intentionally Omitted].

4.12    Proceedings and Documents. All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be satisfactory in substance and form to you and special counsel to Housatonic Partners, and you and special counsel to Housatonic Partners shall have received all such counterpart originals or copies thereof as you or they may reasonably request.

5.            Representations and Warranties. The Company hereby represents and warrants to the following, provided however that unless expressly stated otherwise in such representation and warranty, (i) the representations and warranties of the Company in Sections 5.1 through 5.20 give effect to the transactions consummated at the Closing without taking into account any of the transactions contemplated by the Acquisition Documents, as such transactions are separately addressed in Section 5.21 and (ii) the representations and warranties in Section 5.22 with respect to Crystal Springs Capital, LLC, do not give effect to the consummation of the transactions contemplated by this Agreement:

5.1    Organization, Standing, etc. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite legal power and authority to own, lease and operate its properties, to carry on its business as now conducted, to issue and sell the Securities and to execute, deliver and perform each of the Operative Documents to which it is (or is to be) a party and to consummate the transactions contemplated by the Operative Documents.

5.2    Names; Jurisdictions of Incorporation. Exhibit 5.2 attached hereto correctly specifies (a) each jurisdiction (other than Delaware) in which the Company is qualified to do business (or in which it has submitted an application for such qualification), and (b) each jurisdiction in which any of its material properties are (or are to be) located.

5.3    Qualification. The Company is duly qualified or licensed (or has applied or will apply within 30 days of the date of this Agreement to become qualified or licensed) to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not reasonably be expected to result in, a material adverse change in or effect upon the condition (financial or otherwise), business, performance, operations, properties, prospects or profits of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”).

5.4    Authorization. The Company has all necessary power and has taken all necessary action required for the due authorization, execution, delivery and performance by the Company of the Operative Agreements and the consummation of the transactions contemplated herein or therein. The issuance of the Securities does not require any further company action and is not and will not be subject to any preemptive right, right of first refusal or the like which have not been exercised or waived. Each Operative Agreement will be a valid and binding obligation of the Company enforceable in accordance with its respective terms, subject to bankruptcy and other laws of general applicability affecting the rights of creditors and subject to the qualification that the remedy of specific enforcement or injunctive relief is discretionary with any court before which proceedings therefor may be brought.

5.5    Capitalization.

(a)    Exhibit 5.5(a) attached hereto correctly and fully specifies as to the Company (after giving effect to the transactions consummated at the Closing) (i) its authorized and outstanding Shares and (ii) the name of each record and beneficial owner of such Shares, together with the number and class of such Shares held by each such Person and the aggregate consideration paid by such Person for such Shares (which consideration, unless otherwise noted on such exhibit, was paid in cash in full on or prior to the Closing Date). All of the outstanding Shares of the Company will be, duly authorized, validly issued, fully paid and non-assessable, free of any and all Liens or encumbrances, and not subject to any preemptive right, right of first refusal or similar right on the part of the Company and all of such Shares have been (or will have been) offered, issued and sold in accordance with all applicable laws.

(b)    Except as set forth on Exhibit 5.5(b) attached hereto, (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Company of any of its Shares or any securities convertible into or exercisable or exchangeable for such Shares; (ii) there are no agreements on the part of the Company to issue, sell or distribute any of its Shares, other securities or assets; (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to any rights with respect to the registration of any Shares of the Company under the Securities Act (or the securities laws of any other jurisdiction).

5.6    Indebtedness and Liens. Exhibit 5.6 attached hereto correctly describes:

(a)    all of the liabilities and indebtedness of the Company to be outstanding immediately following the Closing;

(b)    all Liens to which any of the Company’s properties and assets will be subject immediately following the Closing;

(c)    to the best knowledge of the Company, after full and thorough investigation, all of its liabilities and indebtedness to be assumed by the Company as a result of the consummation of the Acquisition; and

(d)    to the best knowledge of the Company, after full and thorough investigation all Liens to which any of the Company’s properties and assets will be subject as a result of the consummation of the Acquisition.

5.7    Subsidiaries. The Company has no direct or indirect subsidiaries and does not own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any Person. The Company is not, directly or indirectly, a participant in any joint venture, partnership, limited liability company, trust, association or other non-corporate entity and does not have any investment in, loan to or material advance of cash or other extension of credit (other than in the ordinary course of business) to any Person.

5.8    Agreements; Action.

(a)    There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses arising from the purchase of “off the shelf” or other standard products or the Company’s standard form of customer agreement, or (iii) indemnification by the Company with respect to infringement of proprietary rights.

(b)    The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in excess of $20,000 in the aggregate, other than the Notes and the Working Capital Facility (as defined in Section 8.2(a)), (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)    For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

5.9    Obligations to Related Parties. There are no obligations of the Company to officers, directors, shareholders, members, consultants or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or any members of their immediate families, or, to the best of the Company’s knowledge, key employees or members of the Company are indebted to the Company (or committed to make loans or extend or guarantee credit) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. No officer, director or member, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other Person, firm or corporation.

5.10    Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 6 hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any Person or Persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

5.11    Benefit Plans. The Company presently does not maintain or contribute to, and has never maintained or contributed to, any “employee benefit plan,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

5.12    Insurance. The Company has in full force and effect fire and casualty insurance policies, in amounts and coverage consistent with similarly situated companies. The Company is not in default with respect to its obligations under any insurance policy maintained by it.

5.13    Litigation, etc. There is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company which (a) questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto or (b) has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There are no judgments, orders, injunctions, stipulations, decrees or awards (whether rendered by a court, administrative agency, governmental authority, by arbitration or otherwise) against the Company.

5.14    Compliance with Other Instruments; Absence of Restrictions, etc. The Company is not in violation of or in default under any term of the Company Organizational Documents, or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to it or any of its properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Except as a result of the Operative Documents, the execution, delivery, and performance of and compliance with the Operative Documents by the Company, will not, with or without the passage of time or giving of notice, result in the creation of any mortgage, pledge, Lien, encumbrance or charge upon any of the properties or assets of the Company.

5.15    Consents, etc. No consent, approval or authorization of, or declaration or filing with, or other action by, any Person (including, without limitation, any governmental authority) is required on the part of the Company as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents and/or the exercise by any holder of any Securities of any of its rights in respect thereof.

5.16    Obligations of Management. The officers and key employees of the Company are set forth on Exhibit 5.16. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to terminate his or her employment or work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise. To the best knowledge of the Company after thorough investigation, the Company is not aware that any key employee or key consultant of ServiceSource, or any group of employees or consultants of ServiceSource do not intend to perform substantially similar services to the Company following the Acquisition as they are currently performing for ServiceSource.

5.17    Small Business Concern. The Company together with its “affiliates” (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations (the “Federal Regulations”)), is a “smaller enterprise” within the meaning of the Small Business Investment Act of 1958, as amended (the “Small Business Act”), and the regulations promulgated thereunder, including Section 107.710 of Title 13 of the Federal Regulations (a “Smaller Enterprise”). The information delivered to each Purchaser that is a licensed Small Business Investment Company (an “SBIC Purchaser”) on SBA Forms 480, 652 and 1031 delivered in connection herewith is true and correct. The Company is not ineligible for financing by any SBIC Purchaser pursuant to Section 107.720 of Title 13 of the Federal Regulations. The Company acknowledges that each SBIC Purchaser is a Federal licensee under the Small Business Act.

5.18    Use of Proceeds.

(a)    The proceeds of the sale of the Securities will be used for the purpose of consummating the purchase (the “Acquisition”) from ServiceSource Incorporated, a California corporation (“ServiceSource”) of substantially all of its assets pursuant to and in accordance with the terms of the Asset Purchase Agreement dated as of January 31, 2003 (the “Acquisition Agreement”) by and among, ServiceSource, the Beneficial Owners named therein and the Company (the

Acquisition Agreement and the other agreements, documents and instruments executed or to be executed in connection therewith are sometimes collectively referred to as the “Acquisition Documents”), copies of which Acquisition Documents have been furnished to you and special counsel to Housatonic Partners.

(b)    Prior to the Acquisition, the Company has not engaged in any business.

(c)    The Company has not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the sale of the Securities will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

5.19    Broker’s Fees. The Company represents and warrants that no agent, broker, investment banker, Person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. The Company further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 5.19 being untrue.

5.20    Full Disclosure. The Company has provided Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Securities. Neither this Agreement, the exhibits hereto, the other Operative Documents nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith at the Closing contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading; provided however that any representation or warranty set forth in the Acquisition Documents are true and correct only to the extent set forth in Section 5.21 hereto.

5.21    ServiceSource Acquisition. The Company hereby represents and warrants that to the best knowledge of the Company, after full and thorough investigation, all of the representations and warranties set forth in the Acquisition Agreement related to the Purchased Assets and Assumed Liabilities (as defined in the Acquisition Agreement) are true and correct as of the date of the Acquisition Agreement.

5.22    Crystal Springs Representations and Warranties.

(a)    Exhibit 5.22(a) attached hereto correctly and fully specifies as to Crystal Springs Capital, LLC (i) its authorized and outstanding shares and (ii) the name of each record and beneficial owner of such shares, together with the number and class of such shares held by each such Person. There are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, Crystal Springs Capital, LLC, of any of its shares or any securities convertible into or exercisable or exchangeable for such shares. Upon Closing, the Company will own all of the outstanding equity interests of Crystal Springs Capital, LLC.

(b)    There is no claim, action, proceeding or investigation pending or, to the knowledge of Crystal Springs Capital, LLC, threatened against Crystal Springs Capital, LLC which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There are no judgments, orders, injunctions, stipulations, decrees or awards (whether rendered by a court, administrative agency, governmental authority, by arbitration or otherwise) against Crystal Springs Capital, LLC.

(c)    Exhibit 5.22(c) attached hereto correctly describes, to the best knowledge of Crystal Springs Capital, LLC, all of the outstanding liabilities, contingent or otherwise, of Crystal Springs Capital, LLC.

6.            Purchaser Representations and Warranties. Each Purchaser hereby represents and warrants, with respect to itself only, to the Company as follows:

(a)    Each Purchaser which is a partnership, corporation, limited liability company or other business entity, has been duly formed, validly existing and is in good standing under the laws of its jurisdiction of formation, has all requisite power and authority and has taken all necessary action required for the due authorization, execution, delivery and performance of this Agreement and any other agreements or instruments executed in connection herewith and the consummation of the transactions contemplated herein, and has not been organized, reorganized or recapitalized specifically for the purposes of investing in the Company;

(b)    Assuming due execution and delivery by the Company of each of this Agreement and the Security Agreement, each of this Agreement and the Security Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms subject to bankruptcy and other laws of general applicability affecting the rights of creditors and subject to the qualification that the remedy of specific enforcement or injunctive relief is discretionary with any court for which proceedings therefor may be brought;

(c)    Such Purchaser (i) has been advised and understands that the Securities have not been registered under the Securities Act, on the basis that no distribution or public offering of the Securities is to be effected except in compliance with applicable securities laws and regulations or pursuant to an exemption therefrom, and that, in this connection, the Company is relying in part on the representations of the Purchaser set forth in this Section 6; (ii) acknowledges that the Securities will be “restricted securities” within the meaning of such term under the Securities Act, with the result that they may be resold without registration under the Securities Act only in certain limited circumstances; and (iii) represents that it is familiar with Rule 144 under the Securities Act as currently in effect, and is familiar with the resale restrictions imposed thereby and by the Securities Act;

(d)    Such Purchaser has been further advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Securities;

(e)    Such Purchaser is purchasing the Securities for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of Federal or state securities laws;

(f)    Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and, by reason of its business or financial experience, such Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder;

(g)    Such Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities; provided, however, that nothing in this Section 6(g) shall be deemed to vitiate or limit the representations, warranties and covenants of the Company contained in this Agreement;

(h)    No Person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser; and

(i)    Purchaser’s investment decisions are made by Persons who have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment.

7.            Confidentiality. Each holder of any Securities agrees by its acceptance thereof that any non-public information concerning the Company which is furnished by the Company to such holder pursuant to this Agreement or any of the other Operative Documents (collectively “Confidential Information”) and is identified by the Company (in good faith) as confidential information shall be kept confidential by such holder in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties. The term “Confidential Information” shall not include, however, any information which (x) was publicly known or otherwise known to any holder at the time of disclosure by the Company to any holder; (y) subsequently becomes publicly known through no act or omission of any holder or any agent of any holder or (z) becomes known to any holder otherwise than through disclosure by the Company. Notwithstanding the foregoing, each holder of any Securities may disclose Confidential Information: (i) with the consent of the Company (which shall not be unreasonably withheld or delayed); (ii) when required by law or regulation; (iii) to the officers, directors, employees, agents, representatives, legal counsel and professional consultants of such holder who have a need to know such information and to any partner, Subsidiary or parent of any such holder for the purpose of evaluating its investment in the Company as long as the partner, Subsidiary or parent is advised of the confidentiality provisions of the Section 7; (iv) in connection with the preservation, exercise and/or enforcement of any of such holder’s rights or remedies under this Agreement and the other Operative Documents; (v) in connection with any contemplated transfer of any of the Securities held by such holder to any institutional investor or financial institution (so long as the recipient of such information agrees to keep such information confidential on terms substantially similar to those set forth in this Section 7);or (vi) in a response to any summons, subpoena or other legal process or in connection with any judicial or administrative proceeding or inquiry.

8.            Covenants.

8.1    Covenants in Favor of Holders of Class A Preferred Shares.

(a)    So long as the Purchased Class A Shares remain outstanding, the Company will duly perform and observe each and all of the covenants and agreements relating to the Class A Shares set forth in the LLC Agreement.

(b)    The Company agrees to provide the holders of the Purchased Class A Shares the registration rights set forth on Schedule II attached hereto.

8.2    Covenants in Favor of Holders of Notes. So long as any of the Notes shall remain outstanding, the Company will duly perform and observe each and all of the covenants and agreements hereinafter set forth.

(a)    Restrictions on Debt. The Company will not incur, create, assume, guarantee or in any way become liable for, or permit to exist, any indebtedness or liabilities of any kind (including contingent obligations under letters of credit or similar instruments and guarantees of indebtedness or liabilities incurred by others) other than:

(i)    indebtedness existing as of the date of this Agreement, including any extensions, modifications, renewals, refundings or refinancings thereof, provided that the principal amount thereof is not increased;

(ii)    additional indebtedness incurred pursuant to working capital financing from a bank or other financial institution in a maximum principal amount not to exceed 100% of the accounts receivable of the Company outstanding from time to time (the “Working Capital Facility”);

(iii)    indebtedness or liabilities incurred pursuant to or as contemplated by this Agreement; and

(iv)    indebtedness in respect of capitalized lease obligations, not to exceed $1,000,000 at any time outstanding.

(b)    Restrictions on Liens. The Company will not directly or indirectly, create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except for:

(i)    Liens for taxes, assessments or governmental charges or claims the payment of which is not yet due;

(ii)    statutory Liens of landlords or warehousemen and Liens of carriers, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business;

(iii)    any attachment or judgment Lien which does not constitute an Event of Default hereunder;

(iv)    Liens that secure obligations that are not material, do not materially detract from the value of the property subject thereto or interfere with the present use of such property and have not arisen other than in the ordinary course of business, which have been expressly approved by the Company’s Board of Directors;

(v)    Liens in favor of ServiceSource, Inc. to secure payment of the Notes to be issued to ServiceSource Incorporated under the Acquisition Agreement (the “Acquisition Notes”), provided that such Lien is subordinated, to the Purchasers’ satisfaction, to their Lien under the Security Agreement. The Purchasers hereby agree that the provisions of the Acquisition Notes and the security agreement relating thereto, each substantially in the form attached hereto as Exhibit 8.2(b)(v)(1) and Exhibit 8.2(b)(v)(2), respectively, are satisfactory to the Purchasers;

(vi)    Liens in favor of holders of Senior Indebtedness permitted under this Agreement;

(vii)    Liens securing purchase money obligations which do not exceed the purchase price of the property acquired; and

(viii)    Liens arising under the Security Agreement; ((i) through (viii) above, “Permitted Liens”).

(c)    Restricted Payments. In any fiscal year, the Company will not, directly or indirectly, make any distribution on any Class A Preferred Shares or Common Shares or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Class A Preferred Shares or Common Shares or prepay, or voluntarily or optionally redeem, repurchase, or acquire or retire for value, any indebtedness of the Company that is subordinated in right of payment to the Notes, provided, however, that this restriction shall not apply to (i) the repurchase of Common Shares from employees, officers, directors, consultants or any other Persons or entities performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon certain events if required by the relevant agreement and approved by the Company’s Board of Directors and (ii) tax distributions pursuant to Section 11.02 of the LLC Agreement.

(d)    Investments. The Company shall not directly or indirectly acquire or own, or make any investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

(e)    Actions Requiring Consent. The Company shall not undertake any of the following actions without the prior consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes:

(i)    selling, conveying, or otherwise disposing of or encumbering all or substantially all of its property or business or merging into or consolidating with any other entity or effecting any transaction or series of related transactions in which more than 50% of the Voting Shares (as defined in Section 11.1) of the Company are disposed of;

(ii)    selling or disposing of, in a single transaction or a series of related transactions, any material assets of the Company; and

(iii)    entering into any material transaction with any Affiliate.

(f)    Notice of Default on Senior Indebtedness. If the Company shall fail to make any payment with respect to Senior Indebtedness, the Company shall notify the holders of the Notes within 15 days of such failure and shall permit and authorize the holders of the Notes, at such holder’s discretion, to cure such default. The Company shall use its commercially reasonable best efforts to cause the documentation with respect to any Senior Indebtedness to contain provisions requiring notice of any payment default of the Company obligations to be given by the holders of such Senior Indebtedness to the holders of the Notes and giving them, at their discretion, an opportunity to cure such default; provided however, that the holders of the Notes shall be under no obligation to cure such defaults.

8.3    Covenants in Favor of Holders of Securities. So long as any of the Securities remain outstanding, the Company will duly perform and observe each of the following covenants and agreements hereinafter set forth.

(a)    Expenses. The Company shall pay the Purchasers’ actual reasonable expenses in connection with the Closing of the transactions contemplated by the Operative Documents, such expenses to include the legal and due diligence expenses incurred in favor of Cooley Godward, LLP, special counsel to Housatonic Partners (which legal and due diligence expenses shall be paid within 30 days of the Closing), in connection with the transactions contemplated by the Operative Documents, but no other legal counsel.

(b)    Reports.

(i)    within 60 days after the end of each fiscal quarter, the Company shall deliver to the holders of Notes a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal quarter and the related consolidated statements of operations and cash flows for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, without footnote disclosure, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, and prepared in accordance with GAAP;

(ii)    within 120 days after the end of each fiscal year, the Company shall deliver to the holders of Notes a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, members’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by independent public accountants of nationally recognized standing, and prepared in accordance with GAAP;

(iii)    within 90 days after the end of each fiscal year the Company shall furnish to the holders of Notes such information as may be needed to permit such holders to file their federal income tax returns and any required state income tax returns;

(iv)    as soon as practicable, but in any event at least fifteen (15) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(v)    promptly upon receipt thereof, any written report, so called “management letter”, and any other communication submitted to the Company by its independent public accountants relating to the business, prospects or financial condition of the Company;

(vi)    promptly after the commencement thereof, notice of (i) all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company and involving a claim or claims in excess of $100,000; and (ii) all defaults by the Company in excess of $100,000 (whether or not declared) under any agreement for money borrowed (unless waived or cured within applicable grace periods);

(vii)    promptly upon sending, making available, or filing the same, all reports and financial statements as the Company shall send or make available generally to the members of the Company as such or to the Securities and Exchange Commission or to the Company’s bank or any other lender; and

(viii)    such other information with regard to the business, properties or the condition or operations, financial or otherwise, of the Company as the holders of Notes may from time to time reasonably request.

(c)    Rights to Information; Books and Records. The Board of Directors shall cause the Company to keep true and correct books of account with respect to the operations of the Company. Such books shall be maintained at the principal place of business of the Company, or at such other place as the Board of Directors shall determine, and all holders of Notes shall have access to such books during reasonable business hours.

(d)    Payment of Taxes; Legal Existence; Maintenance of Properties; Compliance with Laws. The Company will:

(i)    pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, could reasonably be expected by law to become a Lien upon its property and could reasonably be expected to result in a Material Adverse Change; provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted with adequate reserves in accordance with GAAP;

(ii)    do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence;

(iii)    maintain and keep its material properties in good repair, working order and condition (ordinary wear and tear and casualties excepted);

(iv)    comply in all respects with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property, if the failure to do so could reasonably be expected to result in a Material Adverse Change; provided that the Company shall not be required by reason of this Section 8.3(d)(iv) to comply therewith at any time while it shall be contesting its obligation to do so in good faith by appropriate proceedings promptly initiated and diligently conducted.

(e)    Insurance. The Company will maintain with financially sound and reputable insurers, insurance with respect to its properties and businesses against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as shall be customary for such Persons and reasonably deemed adequate by the Company.

(f)    Further Assurances. From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as any holder or holders of the Securities may reasonably request for the purpose of implementing or effectuating the provisions of the Operative Documents.

9.            Events of Default. If any one or more of the following events (“Events of Default”) shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

(a)    if default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

(b)    if default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable and such default shall have continued for a period of 15 Business Days;

(c)    if there shall occur any Event of Default with respect to any Senior Indebtedness that is not waived or cured within the applicable grace period;

(d)    if there shall occur any Event of Default with respect to the Acquisition Notes which is not waived or cured within the applicable grace period;

(e)    if default shall be made in the performance or observance of any of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents and such default shall have continued for a period of 30 days after the earlier to occur of

(i) the Company’s obtaining knowledge of such default or (ii) the Company’s receipt of written notice of such default;

(f)    if the Company shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, liquidator or fiscal agent for it or for all or any substantial part of its properties, or shall (or its directors or members shall) take any action seeking its dissolution or liquidation;

(g)    if, within 30 days after the commencement of an action against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 30 days after the appointment without the consent or acquiescence of the Company of any trustee, custodian, receiver, liquidator or fiscal agent for the Company or for all or any substantial part of its properties, such appointment shall not have been vacated;

(h)    if, under the provisions of any law for the relief or aid of debtors, any court or governmental agency of competent jurisdiction shall assume custody or control of the Company or of all or any substantial part of its properties and such custody or control shall not be terminated or stayed within 30 days from the date of assumption of such custody or control;

(i)    if a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $700,000 in excess of applicable insurance coverage (provided that a claim therefore has been tendered to and accepted by the applicable insurance carrier) shall be rendered against the Company and shall remain unsatisfied and unstayed for a period of 30 days;

(j)    if, as of its date, a representation or warranty set forth herein or in any other Operative Document or in any certificate delivered to the Purchasers by any officer of the Company pursuant to the Operative Documents or to induce Purchasers to enter into the Operative Documents contains any material misrepresentation or material misstatement.

(k)    if the obligations pursuant to any other indebtedness of the Company shall have been accelerated due a default thereunder; and

(l)    if (1) the Company effects any transaction or series of related transactions in which more than 50% of the Voting Shares of the Company are disposed of, (2) any time the Duly Elected Directors do not constitute a majority of the Board of Directors of the Company or (3) the Company conveys, transfers or leases all or substantially all of its assets to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934);

then, upon the occurrence and during the continuance of any Event of Default (other than one of the character described in clauses (f), (g) or (h) of this section 9) and at the option of the holder or holders of 66-2/3% or more in aggregate principal amount of the Notes at the time outstanding, exercised by written notice to the Company, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding the entire principal of and interest accrued on the Notes; provided, that, in the case of an Event of Default of the character described in clauses (f), (g), or (h) of this section 9, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding the entire principal of and interest accrued on the Notes.

Notwithstanding the foregoing provisions, at any time after the occurrence of any Event of Default and of notice thereof, if any, by any holder or holders of Notes and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes, the Required Holders of the Notes by written notice to the Companies, may rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes (including any Notes which were accelerated pursuant to the first proviso in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in clause (a) or (b) of this section 9). No such rescission shall affect any subsequent default or impair any right consequent thereon.

10.            Acceleration upon Liquidation. The entire principal amount and all accrued but unpaid interest with respect to the Notes shall become immediately due and payable upon the occurrence of:

(a)    a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

(b)    consummation of a sale of all or substantially all of the assets of the Company; or

(c)    consummation of a merger into or consolidation of the Company which constitutes a Liquidation Event as defined in Section 9.03 of the LLC Agreement;

provided, however, that the provisions of this Section 10 may be waived by the Required Holders of Notes.

11.            Definitions.

11.1    Definitions of Capitalized Terms. The terms defined in this Section 11.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Person, who owns beneficially or of record Shares representing more than 5% of the total outstanding Shares of Company shall be deemed an Affiliate (only for purposes of this agreement).

“Acquisition,” “Acquisition Agreement” and “Acquisition Documents” shall have the respective meanings specified in Section 5.18.

“Acquisition Notes” shall have the meaning specified in Section 8.2(b).

“Business Day” shall mean any day other than a Saturday, Sunday or other day which shall be in San Francisco, California, a legal holiday or a day on which banking institutions therein are authorized by law to close.

“Class A Shares” shall have the meaning specified in Section 1.

“Closing” and “Closing Date” shall have the respective meanings specified in Section 3.

“Common Shares” shall mean the meaning specified in the LLC Agreement.

“Company Organization Documents” shall have the meaning specified in Section 4.5.

“Confidential Information” shall have the meaning specified in Section 7.

“Duly Elected Director” means, at any date, a member of the Company’s Board of Directors who was nominated or elected in accordance with the terms of the LLC Agreement.

“GAAP” shall mean generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), preference, priority, security interest, chattel mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any casement, right of way or other encumbrance on title to real property and any lease having substantially the same effect as any of the foregoing.

“LLC Agreement” shall have the meaning specified in Section 4.5.

“Material Adverse Change” shall have the meaning specified in Section 5.3.

“Notes” shall have the meaning specified in Section 1.

“Permitted Investments” means:

(a)    (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein;

(b)    the repurchase of Common Shares from employees, officers, directors, consultants or any other Persons or entities performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon certain events if required by the relevant agreement and approved by the Company’s Board of Directors; and

(c)    bank deposits and money market deposits of any U.S. domestic commercial bank or brokerage firm of recognized standing having capital and surplus in excess of $250,000,000.

“Permitted Liens” shall have the meaning specified in Section 8.2(b).

“Person” shall mean an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

“Purchased Class A Shares” shall have the meaning specified in Section 1.

“Required Holders” as applied to describe the requisite holder or holders of any class of the Securities, shall mean, at any date, the holder or holders of a majority or more in interest of such class of Securities at the time outstanding (excluding all Securities at the time owned by the Company).

“Securities” shall have the meaning specified in Section 1.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Senior Indebtedness” shall have the meaning specified in the Notes.

“Shares” of any Person shall include any and all Shares of capital stock, partnership interests, limited liability company interests, membership interests, or other Shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person, and, as applied to the Company, includes the Class A Shares and the Common Shares.

“Subsidiary” of any Person at any date shall mean (a) any other Person a majority (by number of votes) of the Voting Shares of which are owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person, (b) any Person of which the first-mentioned Person or any of its other Subsidiaries is a general partner and (c) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person’s profits or losses or more than 50% of such Person’s assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly required otherwise, the term “Subsidiary” refers to a Subsidiary of the Company.

“Voting Shares”, when used with reference to any Person, shall mean Shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing board) of such Person, other than Shares having such power only by reason of the happening of a contingency.

“Working Capital Facility” shall have the meaning specified in Section 8.2(a).

11.2    Other Definitions. The terms defined in this Section 11.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

“this Agreement” (and similar references to any of the other Operative Documents) shall mean, and the words “herein” (and “therein”), “hereof’ (and “thereof”), “hereunder” (and “thereunder”) and words of similar import shall refer to, such instruments as they may from time to time be amended, modified or supplemented.

“corporation” shall include an association, joint stock company, business trust or other similar organization.

12.            Amendment and Waiver.

(a)    Any term of this Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Company, be amended, or compliance therewith may be waived, in writing only, by the Required Holders of each of the Notes and the Purchased Class A Shares entitled to the benefits of such term, provided that without the consent of the holders of all of the Notes at the time outstanding, no such amendment or waiver shall (A) change the amount of any rate of interest on the Notes or change the payment terms of any of the Notes or (B) change the percentage of holders of Notes required to approve any such amendment or effectuate any such waiver. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this Section 12 shall be delivered by the Company to each holder of

Securities forthwith (but in any event not later than ten Business Days) following the effective date thereof.

(b)    In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this Section 12, any Securities owned by the Company shall be disregarded and deemed not to be outstanding.

13.            Method of Payment of Securities. Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as you (or your nominee) shall hold any Security, the Company will make all payments thereon to you by the method and at the address for such purpose specified in Schedule I attached hereto or by such other method or at such other address as you may designate in writing.

14.            Communications. All communications provided for herein and, unless explicitly provided otherwise therein, in any of the other Operative Documents shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger. Any such communication must be sent (i) if to the Company, to it at:

Prior to March 1, 2003:

SSource Acquisition Company, LLC

c/o Crystal Springs Capital, LLC

1250 Bayhill Drive, Suite 200

San Bruno CA 94066

Attention: David Kennedy and Michael Smerklo

Telecopy No.: 650.794.2601

After March 1, 2003:

ServiceSource International, LLC

(f/k/a SSource Acquisition Company, LLC)

1668 Lombard Street

San Francisco, CA 94123

Attention:

Telecopy No.: (415) 901-6026

with a copy (which shall not constitute notice) to:

Choate, Hall & Stewart

53 State Street

Boston, MA, 02184

Attention: Roslyn Daum, Esq.

Telecopy No.: 617-248-4000

or at such other address (or telecopy number) as may be furnished in writing by the Company to each holder of any Security and (ii) if to you, at your address for such purpose set forth in Schedule I attached hereto, with a copy (which shall not constitute notice) to:

Cooley Godward, LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306-2155

Attention: Thomas L. MacMitchell, Esq.

Telecopy No.: 650-849-7400

and if to any other holder of any Security, at the address of such holder as it appears on the applicable register maintained by the Company, or at such other address as may be furnished in writing by you or by any other holder to the Company. Communications under this Section 14 shall be deemed given only when actually received.

15.            Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties contained herein and in the other Operative Documents shall be deemed to have been relied upon by you and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by you, whether or not any investigation at any time is made by you or on your behalf, provided that the representations and warranties contained in Section 5.21 shall be subject to the survival periods set forth in the Acquisition Agreement.

16.            Successors and Assigns; Rights of Other Holders. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Company and you, successors to the Company and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof. The Company may not assign any of its rights or obligations hereunder or under any of the other Operative Documents without the written consent of a majority of the holders of the Securities then outstanding.

17.            Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any other Purchaser in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

18.            Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of California without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

19.            Miscellaneous. The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

[The remainder of this page is intentionally left blank.]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

Very truly yours,

SSOURCE ACQUISITION COMPANY, LLC

By	/s/ David Kennedy
David Kennedy (Manager)

[Signature Page to Securities Purchase Agreement]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

The foregoing Agreement is hereby

agreed to as of the date thereof.

[PURCHASERS]

By	/s/ illegible
1998 Taweel Family Trust

By:	/s/ illegible
AOC Partners No. 1

By:	/s/ Alex Slusky, Trustee
Bellevue Trust

By:	/s/ Melinda Brown
Brombies, L.L.C.

By:	/s/ Kevin T. Callaghan
Kevin T. Callaghan

By:	/s/ Michael de Anda
Central Illinois Anesthesia Services Ltd. Profit-Sharing Plan (Michael de Anda Trustee)

By:	/s/ illegible
Chichen Itza Ventures

By:	/s/ illegible
Craig L. Burr 1985 Children’s Trust Under Power of Attorney

By:	/s/ Michael de Anda
Michael de Anda

By:	/s/ Neal Dempsey
Dempsey Family Limited Partnership, LLC

By:	/s/ Justin Dooley
Justin Dooley

[Signature Page to Securities Purchase Agreement]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

The foregoing Agreement is hereby agreed to as of the date thereof.

[PURCHASERS]

By:	/s/ illegible
William P. Egan

By:	/s/ Russell James Ellis
Russell James Ellis

By:	/s/ James M.P. Feuille
James M.P. Feuille

By:	/s/ illegible
Global Undervalued Securities Master Fund, LP

By:	/s/ Garth H. Greimann
Garth H. Greimann

By:	/s/ Anthony Hanlon
Anthony Hanlon

HOUSATONIC EQUITY INVESTORS SBIC, L.P. by: Housatonic Equity Partners SBIC, L.L.C., its general partner

By:	/s/ Barry D. Reynolds
Barry D. Reynolds Managing Director

HOUSATONIC MICRO FUND SBIC, L.P. by: Housatonic Micro Partners SBIC

By:	/s/ Barry D. Reynolds
Barry D. Reynolds Manager Director

[Signature Page to Securities Purchase Agreement]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

The foregoing Agreement is hereby agreed to as of the date thereof.

[PURCHASERS]

M2O, Inc., General Partner

By:	/s/ M.F. O’Connell
IRS Partners #17 M.F. O’Connell, President

By:	/s/ Ross M. Jones
Ross M. Jones

By:	/s/ Dennis Kinnaird and Constance McCreight

By:	JAMES AUGUSTINE LACCABUE AND CHRISTIN ANNE LACCABUE, TRUSTEES OF THE LACCABUE LIVING TRUST DATED JULY 31, 2000

By:	/s/ James A. Laccabue

By:	/s/ Paul Margolis
Longworth Capital, LLC

By:	/s/ Christopher W. Mahowald

By:	/s/ illegible
Mendonca Family Trust

By:	/s/ Rowland T. Moriarty

By:	/s/ Harold Mottet

/s/ Samantha Mottet

By:	/s/ Pat O’Keeffe

[Signature Page to Securities Purchase Agreement]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

The foregoing Agreement is hereby

agreed to as of the date thereof.

[PURCHASERS]

By:	/s/ Gerald Risk
Gerald Risk

ROBIN-DOWNEY VENTURES, L.P.

By:	/s/ Val E. Vaden
Val E. Vaden, General Partner

Royal Wulff Ventures, LLC

By:	/s/ illegible
(Title)

Schumacher Living Trust

By:	/s/ illegible
(Title)

By:	/s/ Melinda Brown
Silverado Kids, L.L.C.

By:	/s/ Walker Simmons

By:	/s/ Robert J. Small

By:	/s/ illegible
Stevenson Family Investment Limited Partners L.P.

SVERICA RETURNS 1

By:	/s/ illegible
(Title)

By:	/s/ illegible
TD Investment Company

[Signature Page to Securities Purchase Agreement]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

The foregoing Agreement is hereby agreed to as of the date thereof.

[PURCHASERS]

FOR AND BEHALF OF

NEWHAVEN NOMINEES LTD

By:	/s/ illegible
Texas Enterprises Limited

By:	/s/ illegible
TGK Ventures

By:	/s/ Martin Trust
Martin Trust

By:	/s/ Douglas Tudor

By:	/s/ Melinda Brown
Weber River Assets, L.L.C.

By:	/s/ Spencer D. Wheelwright

By:	/s/ illegible
Whitehawk Ranch Investments Co, LP

By:	/s/ illegible
William P. Egan 1985 Children’s Trust Benefit of Gregory J Eagan

By:	/s/ illegible
William P. Egan 1985 Children’s Trust Benefit of Kristen Reed

By:	/s/ illegible
William P. Egan 1985 Children’s Trust Benefit of Mark P. Eagan

By:	/s/ illegible
William P. Egan 1985 Children’s Trust Benefit of William P. Egan III

By:	/s/ William L. Thornton
William L. Thornton Trust

[Signature Page to Securities Purchase Agreement]

Schedule and Exhibit List

Schedule I – Purchasers

Schedule II – Registration Rights

Exhibit 1(a)(i) – Form of Senior Secured Subordinated Note

Exhibit 1(a)(ii) – Form of Security Agreement

Exhibit 3 – Wire Instructions

Exhibit 4.5(a) – Form of LLC Agreement

Exhibit 4.5(b) – Form of Certificate

Exhibit 4.6 – Form of Indemnification Agreement

Exhibit 5.2 – Jurisdictions

Exhibit 5.5 – Capitalization

Exhibit 5.6 – Indebtedness and Liens

Exhibit 5.16 – Obligations of Management

Exhibit 5.22(a) – Crystal Springs Capitalization

Exhibit 5.22(c) – Crystal Springs Liabilities

Exhibit 8.2(b)(v)(1) – Form of Acquisition Notes

Exhibit 8.2(b)(v)(2) – Form of security agreement relating to the Acquisition Notes

SCHEDULE I

Purchasers

Purchaser	Principal Amount of Note	Shares of Class A Preferred	Purchase Price
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount
Purchaser	Dollar Amount	Share Number	Dollar Amount

SCHEDULE II

Registration Rights

1.1	Definitions. As used in this Schedule II the following terms shall have the following respective meanings:

(a)	“Common Stock” means the common stock of the Company after the conversion of the Company into a corporation in accordance with the LLC Agreement.

(b)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)	“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)	“Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 of this Schedule II.

(e)	“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(f)	“Preferred Stock” means the preferred stock of the Company after the conversion of the Company into a corporation in accordance with the LLC Agreement.

(g)	“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(h)

“Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Schedule II are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

(i)	“Registrable Securities then outstanding” shall be the number of shares of the Company’s Shares that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(j)	“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 of this Schedule II, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed fifty thousand dollars ($50,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(k)	“SEC” or “Commission” means the Securities and Exchange Commission.

(l)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(m)	“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(n)	“Shares” shall mean the Company’s Class A Preferred Shares issued pursuant to this Purchase Agreement and their permitted assigns.

(o)	“Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION RIGHTS.

2.1	[Intentionally omitted]

2.2	Demand Registration.

(a)	Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority , of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7,500,000 (a “Qualified Public Offering”)), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use commercially reasonable efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered and included in such registration by written notice.

(b)

If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)	The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)	prior to one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

(ii)	after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii)	if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(iv)	if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(v)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or

2.3

Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)	Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4	Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)	promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)	as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)	if Form S-3 is not available for such offering by the Holders, or

(ii)	if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than two million dollars ($2,000,000), or

(iii)	if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement; provided that such Holders were permitted to register such shares as requested to be registered pursuant to Section 2.3 hereof without reduction by the underwriter thereof;

(iv)

if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form

S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

(v)	if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

(vi)	after the Company has effected seven (7) registrations pursuant to this Section 2.4, and such registrations have been declared or ordered effective; or

(vii)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)	Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5	Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall he home by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

2.6	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)	prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. No more than one (1) such Suspension Periods shall occur in any twelve (12) month period. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(b)	Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)	Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities

Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)	Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)	Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)	Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7	Termination of Registration Rights. All registration rights granted under this Section 2 of this Schedule II shall terminate and be of no further force and effect five (5) years after the date of the Company’s Initial Offering.

2.8	Delay of Registration; Furnishing Information.

(a)	No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)	It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)	The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.9	Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)

To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)

To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

(c)	Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)	If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)	The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of the registration rights granted pursuant to this Schedule II. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.10	Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Schedule II.

2.11	Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.12	Limitation on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement.

2.13

Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations hereunder. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Section 2.13. The underwriters of the Company’s stock are intended third party beneficiaries of Section 2.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.14	Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)	Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)	File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)	So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the SEC; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

EXHIBIT 1(a)(i)

Form of 16% Senior Secured Subordinated Note

Exhibit 1 (a)

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TOWARDS DISTRIBUTION OR RESALE. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, DISPOSED, PLEDGED, MORTGAGED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO REGISTRATION THEREOF UNDER SUCH LAWS OR AN EXEMPTION THEREFROM.

THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SENIOR INDEBTEDNESS (AS HEREINAFTER DEFINED) AND THE RIGHTS OF THE HOLDERS OF SENIOR INDEBTEDNESS UPON THE TERMS OF SUBORDINATION SET FORTH IN THIS NOTE.

SSOURCE ACQUISITION COMPANY, LLC

16% Senior Secured Subordinated Note due January 1, 2008

No. R-	January , 2003
$

SSource Acquisition Company, LLC, a Delaware limited liability company (the “Company”), for value received, hereby promises to pay to                              or its registered assigns (the “Holder”), the principal amount of                      DOLLARS ($            ) on January     , 2008, with interest (computed on the basis of a 360-day year) on the terms and conditions set forth herein.

1. Securities Purchase Agreement. This Senior Secured Subordinated Promissory Note (the “Note”) is one of the Company’s 16% Senior Secured Subordinated Notes due January     , 2008 in the aggregate principal amount of $             (each a “Senior Subordinated Note” and collectively the “Senior Subordinated Notes”) issued pursuant to that certain Securities Purchase Agreement dated January     , 2003 (such agreement, as amended, modified and supplemented from time to time, the “Securities Purchase Agreement”) among the Company and the investors named therein, and the Holder is entitled to the benefits of the Securities Purchase Agreement and the other Operative Documents referred to in the Securities Purchase Agreement, and may enforce the agreements contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof. Notwithstanding any other provision herein, the Company shall make all payments of principal and interest on the Senior Subordinated Notes on a pro rata basis based on the total amount of outstanding principal of each Senior Subordinated Note.

Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

2. Interest. This Note shall bear interest on the unpaid balance of such principal amount at the rate of sixteen percent (16%) per annum. In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. Interest shall be computed based on a three hundred sixty (360) day year and twelve (12) thirty (30) day months.

3. Payments; Optional Prepayments.

3.1 Interest on the outstanding principal balance of this Note shall accrue from the date hereof and shall be payable by the Company quarterly on the first day of January, April, July and October of each year after the date hereof, commencing on January 1, 2004, until the principal hereof shall have been paid in full (whether at maturity or at a date fixed for prepayment or by declaration or otherwise). Payments of principal and interest hereunder shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Securities Purchase Agreement.

3.2 Notwithstanding any provision in Section 3.1 hereof to the contrary, commencing January     , 2004 and until the principal hereof shall have been paid in full (whether at maturity or a date fixed for prepayment or otherwise), the Company may, at its option (upon notice as provided in Section 3.2(a)), in lieu of a cash payment, pay up to one-half (1/2) of the amount of interest due and payable on this Note on any regularly scheduled interest payment date (the portion of interest that is not so paid in cash on any regularly scheduled interest payment date, the “Capitalized Interest”) by increasing the principal amount of this Note as of such regularly scheduled interest payment date (any such date on and as of which the principal amount shall be so increased an “Adjustment Date”), by an amount equal to the Capitalized Interest, provided that (a) the Company exercises such option proportionately with respect to all of the Senior Subordinated Notes then outstanding and (b) on such regularly scheduled interest payment date, the Company pays in cash in full all interest (other than interest that is capitalized pursuant to this Section 3.2) which is due and payable on such date on all of the Senior Subordinated Notes then outstanding. If the Company shall exercise such option, then, from and after each Adjustment Date, the outstanding principal amount of each Senior Subordinated Note shall, without further action, be increased by an amount equal to the Capitalized Interest added thereto as of such Adjustment Date.

a. Notice from the Obligor. To exercise its option under this Section 3.2, the Company shall deliver to each holder of a Senior Subordinated Note not fewer than 10 or more than 30 days prior to an Adjustment Date, a certificate of an officer of the Company (an “Officer’s Certificate) which shall specify:

(i) the applicable Adjustment Date;

(ii) the portion of the interest which is due and payable on such Adjustment Date to be treated as Capitalized Interest, (ii) the aggregate amount of Capitalized Interest to be added as of such Adjustment Date to the principal amount of the Senior Subordinated Notes then outstanding and (iii) the amount of Capitalized Interest to be added as of such Adjustment Date to the principal amount of each Senior Subordinated Note then held by such holder;

(iii) the aggregate amount of interest to be paid in cash on such Adjustment Date on all of the Senior Subordinated Notes then outstanding and the amount of interest to be paid in cash on such Adjustment Date with respect to each Senior Subordinated Note then held by such holder;

(iv) the aggregate principal amount of the Senior Subordinated Notes then outstanding and the principal amount of each Senior Subordinated Note then held by such holder, in each case both before and after giving effect to the adjustments to be made as of such Adjustment Date;

(v) the aggregate amount of each interest payment to be made on and after such Adjustment Date on all of the Senior Subordinated Notes then outstanding (if paid entirely in cash) and the amount of each such interest payment on each Senior Subordinated Note then held by such holder; and

(vi) in reasonable detail, all computations made in determining the foregoing.

In the absence of manifest error, the computations set forth in such Officer’s Certificate shall be deemed final, binding and conclusive upon the Company and the holders of the Senior Subordinated Notes, unless, in any case, the Required Holders shall notify the Company in writing of their objection (in reasonable detail) to any portion of such Officer’s Certificate within 30 days of the date upon which such Officer’s Certificate was furnished to the holders of the Senior Subordinated Notes. In such event, the Company shall, within 15 days following the receipt of any such notice from the Required Holders, deliver to the holders of the Senior Subordinated Notes a certificate signed by a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), setting forth in reasonable detail any adjustments which, in the opinion of such accountants, should be made to the amounts set forth in such Officer’s Certificate in order for such amounts to be correct and consistent with the terms hereof and of the other Operative Documents and, in reasonable detail, all computations made in determining any such adjustments. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of such amounts under this Section 3.2. The Company shall bear the costs and expenses of the preparation of such certificate.

3.3 Prepayments.

a. Subject to the provisions of Section 4, the Company may prepay, at its option, all or a portion of the unpaid principal amount of this Note at any time and without premium or penalty, provided that each prepayment shall be accompanied by all accrued and unpaid interest (if any) on the amount so prepaid to the date of prepayment. All such prepayments shall be applied first to accrued and unpaid interest and then to unpaid principal in the order in which such interest and principal are to become due.

b. Mandatory Prepayment.

(i) Subject to the provisions of Section 4, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full, without presentation, presentment, protest or demand or notice of any kind, all of which are hereby expressly waived by the Company, upon a Sale of the Company. A “Sale of the Company” means (a) a sale of all or substantially all of the assets of the Company, (b) a merger, consolidation or recapitalization which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than fifty percent (50%) of the combined voting power of the voting securities of the Company or of such surviving or acquiring entity outstanding immediately after said merger, consolidation or recapitalization, or (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated Persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such Person or group of affiliated Persons would hold 50% or more of the outstanding voting power of the Company.

(ii) Subject to the provisions of Section 4, in the event that the Company makes a distribution or any other payment with respect to its then-outstanding limited liability company interests (other than cash distributions to the holders of limited liability company interests of the Company for the purpose of paying Federal, state, local or foreign taxes (the “Taxes”) attributable to their ownership of such limited liability company interests, then the Company shall make a prepayment of principal hereunder in an amount equal to the aggregate amount paid to the Company’s holders of limited liability company interests within thirty (30) days after such payment to the Company’s holders of limited liability company interests. The amount of such prepayment shall be deducted from the unpaid principal hereunder.

4. Subordination of Senior Subordinated Notes. Payments on this Note, and the rights of the Holder and of all guarantees with respect hereto, are subordinate and junior in right of payment, to the extent specified in this Section 4, to Senior Indebtedness (as defined below).

4.1 Certain Definitions. As used in this Section 4, the following terms have the following respective meanings:

“Senior Indebtedness” shall mean all indebtedness of, or guaranteed by, the Company for money borrowed from any bank or financial institution, in each case, whether now existing or hereafter arising, in an amount not to exceed to 100% of the accounts receivable of the Company as of the date such indebtedness is incurred, including without limitation all principal and interest (including such interest as may accrue after the initiation of bankruptcy proceedings, without regard as to whether such interest is an allowed claim in such bankruptcy proceedings) on such indebtedness, and all premiums, fees and expenses owing by the Company to a lender in respect of such indebtedness.

“Subordinated Indebtedness” shall mean the principal amount of the indebtedness evidenced by the Senior Subordinated Notes, together with any interest (including any interest accruing after the commencement of any action or proceeding under any bankruptcy, insolvency or other similar law, and any interest that would have accrued but for the commencement of any such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), and premium and any other amount (including any fee or expense) due thereon or payable, if any, with respect thereto, including any such amounts payable by any guarantor thereof.

4.2 Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, (a) no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to Subordinated Indebtedness at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of the Holder which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

4.3 Subordinated Indebtedness Subordinated to Senior Indebtedness; No Amendments. The Company agrees, and each holder of any Subordinated Indebtedness, by its acceptance thereof, shall be deemed to have agreed, notwithstanding anything to the contrary in this Note or any of the other Operative Documents, that the payment of the Subordinated Indebtedness shall be subordinated and junior in right of payment to the extent and in the manner set forth in this Section 4, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, upon such commercially reasonable terms as may be requested by the holders of Senior Indebtedness, and that each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Section 4. No present or future holder of Senior Indebtedness shall be prejudiced in the right to enforce the subordination of the Subordinated Indebtedness effected pursuant to this Section 4 by any act or failure to act on the part of the Company.

4.4 Subordination Not Affected, etc. The terms of this Section 4, the subordination effected hereby and the rights created hereby of the holders of the Senior Indebtedness shall not be affected by (a) any amendment or modification of or supplement to any Senior Indebtedness (or any renewal, extension, refinancing or refunding thereof) or any agreement, document or instrument relating thereto to the extent not prohibited by the Securities Purchase Agreement, (b) any exercise or non-exercise of any right, power or remedy under or in respect of any Senior Indebtedness (or any security or collateral therefor) or pursuant to any agreement, document or instrument relating thereto or (c) any waiver, consent, release, indulgence, delay or other action, inaction or omission, in respect of any Senior Indebtedness (or any security or collateral therefor) or pursuant to any agreement, document or instrument relating thereto, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing.

4.5 Obligations Unimpaired. Nothing contained in this Section 4 shall impair, as between the Company and the holders of Subordinated Indebtedness, the obligation of the Company to pay all indebtedness evidenced by this Note when and as the same becomes due and payable, nor is anything in this Section 4 intended to or shall affect the relative rights of the holder hereof and creditors of the Company other than holders of Senior Indebtedness, nor, except as otherwise provided in Section 6 hereof, shall anything herein prevent the holder hereof from exercising all remedies otherwise permitted by applicable law or the Operative Documents or otherwise upon default under this Note.

5. Events of Default. If any Event of Default (as defined in the Securities Purchase Agreement) occurs, in such event and at any time thereafter, subject to Section 4 and Section 6 hereof, (a) the Holder may exercise the remedies available to it as set forth in Section 9 of the Securities Purchase Agreement and Section 9 of the Security Agreement (as defined below) and (b) the Holder may exercise from time to time any rights and remedies available to it as a secured party under the Uniform Commercial Code as in effect from time to time in the State of California or otherwise available to it. No delay on the part of the Holder in the exercise of any right or remedy shall operate as a waiver therefor, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Without limiting the foregoing, subject to the rights of the Senior Indebtedness in and to the Collateral (as defined below), upon the occurrence of an Event of Default, at the option and upon written notice to the Company of the Required Holders, the Agent (as defined in the Security Agreement) may foreclose on the security interests created pursuant to the Security Agreement by any available procedure, take possession of any or all of the Collateral, with or without judicial process, and enter any premises where any Collateral may be located for the purpose of taking possession of, storing, dealing with, or removing the same, and the Company shall make such premises available to the Holder.

6. Obligations Secured. The obligations of the Company hereunder are secured by a Security Agreement (the “Security Agreement”) dated as of January     , 2003 granting to the Holder a security interest in all of the assets of the Company (the “Collateral”). The Holder agrees to subordinate its security interest in the Collateral to a security interest in the Collateral that may be granted to a holder or holders of Senior Indebtedness on such commercially reasonable terms as may be requested by such holders of Senior Indebtedness, provided that such terms are not materially inconsistent with the terms of this Note.

7. Amendments, Modifications and Waivers. This Note may be amended, modified or waived prospectively or retroactively only by a written instrument signed by the Company and the Required Holders. No delay or omission of the Holder in exercising any right under this Note shall operate as a waiver of that or any other right. No waiver of any single breach or default shall be deemed a wavier or breach of any other breach or default.

8. General.

8.1 Registered Notes, etc. This Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Company as provided in the Securities Purchase Agreements. The Company may treat the Person in whose name this Note is registered on the Note register maintained at such office pursuant to the Securities Purchase Agreement as the owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

8.2 Governing Law. This Note shall be construed in accordance with and governed by the domestic substantive laws of the State of California without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, the Company has executed this Note as an instrument under seal as of the date first above written.

SSOURCE ACQUISITION COMPANY, LLC

By
Name:
Title:

FORM OF ASSIGNMENT

[To be signed only upon transfer of Note]

For value received, the undersigned hereby sells, assigns and transfers unto the within Note, and appoints                      its attorney to transfer such Note on the books of SSource Acquisition Company, LLC with full power of substitution in the premises.

Date:

(Signature must conform in all respects to name of Holder as specified on the face of the Note)

Signed in the presence of

Exhibit 1(a)(ii)

SECURITY AGREEMENT

THIS AGREEMENT, dated the 31st day of January, 2003 is by and among SSource Acquisition Company, LLC, a Delaware limited liability company (the “Debtor”) having its principal place of business and chief executive office at 1250 Bayhill Drive, Suite 200, San Bruno, California 94066 (the “Premises”), the parties identified on Exhibit A attached hereto (each a “Secured Party” and collectively the “Secured Parties”) and Housatonic Managing Partners, Inc., as agent for the Secured Parties (in such capacity, the “Agent”). Exhibit A may be amended from time to time with the joint written consent of the Debtor and the Agent to reflect the addition of additional parties as “Secured Parties.”

INTRODUCTION

Pursuant to a series of 16% Subordinated Secured Promissory Notes issued as of the date hereof by Debtor in favor of each of the Secured Parties (as amended, modified or supplemented from time to time, collectively, the “Notes” and each a “Note”) pursuant to that certain Securities Purchase Agreement dated as of January 31, 2003 among the Debtor and the Secured Parties, the Debtor has promised to pay the Secured Parties the aggregate principal amount of $7,537,500 pursuant to the terms set forth in the Notes. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Notes.

1. Security Interest. Debtor, for valuable consideration, receipt and sufficiency of which are acknowledged, hereby pledges, transfers and assigns to the Agent for the benefit of the Secured Parties and the Agent and grants to the Agent for the benefit of the Secured Parties and the Agent a security interest in all of Debtor’s tangible and intangible personal property and fixtures of every type and nature whatsoever wherever located and whether now owned or hereafter acquired or arising, and all accessions and additions thereto, all replacements and substitutions therefor and all proceeds and products thereof including, without limitation, all accounts, all accounts receivable, all contract rights, all commercial tort claims, goods, inventory and equipment, furniture, fixtures, documents, instruments (including certificated securities), money, rights to the payment of money, all documents of title, policies or certificates of insurance, proceeds of condemnation or other seizure, securities, chattel paper and other documents and instruments evidencing such items, insurance refund claims and all other insurance claims and proceeds, tort claims, deposit accounts, financial assets, all investment property, all letter of credit rights, and all general intangibles and intellectual property, any and all claims for damages by way of past, present and future infringement of any of the intellectual property rights, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights, including without limitation all computer programs, computer software and hardware (including source code and object code), databases, client, customer and prospect lists and related files, goodwill, all uncertificated securities, tax refund claims, license fees, licenses, all patents, patents rights, patent applications, copyrights, copyright applications, trademarks, trademark applications, trade names, trade secrets, know-how, models, tools, engineering drawings, methodologies and techniques, proprietary research, marketing surveys and materials, all contract rights and all claims of Debtor against third parties for loss or damage of the foregoing items (collectively, the “Collateral”).

2. Obligations Secured. The security interest granted hereby secures payment of the principal of and interest on each of the Notes and the performance and obligations of Debtor under the Operative Documents relating to the Notes or the transactions contemplated thereby (collectively, the “Obligations”). The security interest granted hereby shall terminate with respect to each Secured Party and the Agent upon the payment in full of the Obligations of Debtor owing to such Secured Party and the Agent in accordance with the terms of the Notes.

3. Agent for Secured Parties. The Secured Parties have appointed the Agent as their agent and attorney-in-fact with the sole and exclusive power to exercise all rights and remedies available to them as secured parties under applicable law, under this Agreement and the other Operative Documents. Debtor acknowledges the Agent’s right to act on behalf of all of the Secured Parties in exercising all rights and remedies of a secured party in respect of the Obligations owed to the Secured Parties. Until it has received notice to the contrary signed by all of the Secured Parties, Debtor shall be entitled to rely on the actions of the Agent as being the actions of the Secured Parties. To the extent not reimbursed either by the Debtor or from the application of Collateral proceeds, the Agent shall be reimbursed by each of the Secured Parties, and each Secured Party agrees to reimburse the Agent for the Secured Party’s pro rata share of such expenses.

4. Representations and Warranties. Debtor represents and warrants to the Agent and the Secured Parties as of the Date hereof, except as set forth on the Schedule of Exceptions attached hereto as Exhibit B (the “Schedule of Exceptions”), that:

(a) Except for Permitted Liens, Debtor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens;

(b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed with respect to Permitted Liens;

(c) This Agreement creates a legal and valid security interest on and in all of the Collateral in which Debtor now has rights and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Agent will have a fully perfected first priority security interest in all of the Collateral in which Debtor now has rights upon the filing of such UCC-1 financing statement, subject only to Permitted Liens. This Agreement along with the filing of a UCC-1 financing statement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Debtor later acquires rights, when Debtor acquires those rights, subject only to Permitted Liens;

(d) Debtor’s chief executive office, principal place of business and the place where Debtor maintains its records concerning the Collateral are presently located at 1250 Bayhill Drive, Suite 200, San Bruno CA 94066. The Collateral is presently located at such address; and

(e) All copyrights, patents and trademarks registered or applications filed with the United States Copyright Office and/or Patent and Trademark Office now owned, held or in which Debtor otherwise has any interest are listed on Exhibit C attached hereto. Debtor shall amend Exhibit C from time to time within twenty (20) business days after the filing of any application for a patent, trademark or copyright or the issuance of any patent or registration of any trademark or copyright to reflect any additions to or deletions from this list.

5. Affirmative Covenants of Debtor. At any time and from time to time, upon the written request of the Agent, and at the sole expense of Debtor, Debtor hereby covenants and agrees that it shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent may reasonably deem necessary to obtain the full benefits of this Agreement (and any amendment hereto), including, without limitation, facilitating the filing of UCC-1 financing statements in all applicable jurisdictions with the United States Copyright Office and/or Patent and Trademark Office, as applicable, with respect to registered copyrights, patents and/or trademarks or applications thereof. Debtor also agrees to pay all reasonable fees, costs and expenses of the Agent, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder. Debtor hereby further covenants and agrees that, until the payment in full of the Obligations, Debtor shall promptly notify the Agent if:

(a) there is any change in the location of books and records relative to the accounts and inventory of Debtor;

(b) any equipment or inventory constituting part of the Collateral becomes located in or on any premises other than the Premises;

(c) the location of the principal place of business or chief executive office of Debtor as stated in the introductory paragraph of this Agreement has changed;

(d) Debtor conducts any of its business or operations in or from any new office or location other than the Premises or under a different name or names;

(e) any material claim is made or asserted against the Collateral by any Person or entity;

(f) any change occurs in the composition of the Collateral or other event occurs which could materially adversely affect the value of the Collateral; or

(g) Debtor changes either its form or jurisdiction of organization.

6. Negative Covenants. Debtor hereby covenants and agrees that, until the payment n full of the Obligations, Debtor shall not, unless the Agent shall otherwise consent in writing, which consent shall not be unreasonably delayed, withheld or conditioned:

(a) compromise, settle or adjust any claim in a material amount relating to the Collateral, except with the consent of the holders of Senior Indebtedness;

(b) sell, transfer, surrender, cancel or permit the cancellation, suspension or revocation of any license issued to Debtor which is necessary or appropriate to the operation of its business as currently operated or contemplated to be operated; or

(c) sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein, other than licenses or sublicenses granted in the ordinary course of business, or create, incur, or permit to exist any mortgage, Lien, charge, encumbrance, or security interest whatsoever with respect to the Collateral other than in favor of the holders of Senior Indebtedness, the Secured Parties, and ServiceSource, Incorporated.

7. Financing Statements. Debtor hereby agrees to execute, deliver and pay the cost of filing any financing statement, or other notice or filing appropriate under applicable law, in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the reasonable opinion of the Agent, may at any time be necessary. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien or security interest, Debtor shall, at its cost and expense, cause the same to be re-recorded and/or refiled at the time and in the manner requested by the Agent. Debtor hereby irrevocably designates the Agent and its agents, representatives and designees as agents and attorneys-in-fact for Debtor to sign such financing statements on behalf of Debtor.

8. Debtor’s Rights Until Default. In the absence of any Default (as hereinafter defined), Debtor shall have the right to possess the Collateral, manage its property and sell its inventory in the ordinary course of business.

9. Secured Parties’ Rights Upon Default. Subject to the rights of the holders of Senior Indebtedness, upon the occurrence and the continuance of a Default and at any time hereafter, the Agent, without presentment, demand notice, protest or advertisement of any kind, may, at the expense of Debtor, exercise any rights available to it as a secured party under the Uniform Commercial Code of the State of California or any other applicable jurisdiction. Debtor appoints the Agent, and any officer, employee or agent of the Agent, with full power of substitution, as Debtor’s true and lawful attorney-in-fact, with power in its own name or in the name of the Debtor, upon the occurrence and continuance of an Event of Default (as defined in the Notes) and subject to the rights of the holders of Senior Indebtedness, (a) to endorse any notes, checks, drafts, money orders or other instruments of payment in respect of the Collateral that may come into Agent’s possession, (b) to sign and endorse any drafts against the Debtor, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral, (c) to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral, (d) to demand, collect, issue receipt for, compromise, settle, and sue for monies due in respect of the Collateral, (e) to notify Persons and entities obligated with respect to the Collateral to make payments directly to the Agent for the benefit of the Secured Parties and the Agent and (f) generally, to do, at the Agent’s option and at the Debtor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Agent’s security interest therein to effect the intent of this Agreement, all as fully and effectively as the Debtor might or could do; and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until payment in full of the Notes in accordance with their terms.

Subject to the rights of the holders of Senior Indebtedness, the proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Agent in the following order of priorities:

First, to the Agent in an amount sufficient to pay in full the costs of the Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Agent in connection therewith, including, without limitation, reasonable attorneys’ fees;

SECOND, to the Secured Parties in an amount equal to the then-unpaid Obligations; and

Finally, upon payment in full of the Obligations, to the Debtor or its representatives, in accordance with the Uniform Commercial Code of the State of California or as a court of competent jurisdiction may direct.

10. Events of Default. Any Event of Default as defined in and under the Notes shall constitute a “Default” hereunder.

11. Debtor’s Waivers. The Debtor waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations and (b) any right to require the Agent (i) to proceed against any Person or entity, (ii) to exhaust any other collateral or security for satisfaction of the Obligations, (iii) to pursue any remedy in the Agent’s power or (iv) to make or give any presentments, demands for performances, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral.

12. Subordination. Notwithstanding any other provision of this Agreement, the rights of the Secured Parties hereunder are subject to the provisions of Section 6 of the Note. The Agent hereby confirms that the security interests and Liens granted or to be granted from time to time by the Debtor to secure the Senior Indebtedness shall in all respects be first and senior security interests and Liens, superior to any security interests and Liens granted or to be granted to the Secured Parties in the Collateral pursuant to the Notes, this Agreement or otherwise, it being the express intention of the parties that, notwithstanding anything in this Agreement to the contrary, all Liens and security interests granted to holders of Senior Indebtedness from time to time shall be prior and superior to any Liens or security interests granted to the Secured Parties. In foreclosing on the security interests and Liens in the Collateral of the holders of Senior Indebtedness, as long as the holders of Senior Indebtedness act in a commercially reasonable manner, the holders of Senior Indebtedness may foreclose on such security interests and Liens in any manner in which they, in their sole discretion, may choose, even though a higher price might have been realized if the holders of Senior Indebtedness had proceeded to foreclose on such security interests and Liens in another manner. Except as may be required by law, the holders of Senior Indebtedness shall be under no obligation to marshall any assets in favor of the Agent for the benefit of the Secured Parties or any other party or against or in payment of any or all of the Senior Indebtedness. The Agent shall not exercise any right against the Collateral except in accordance with any subordination agreement or intercreditor agreement among the Agent and the holders of the Senior Indebtedness.

13. Ratable Rights. The rights of the Secured Parties under this Agreement shall be ratable. Any Secured Party receiving a recovery under this Agreement shall hold the same in trust for the benefit of all of the Secured Parties, and all such recoveries shall be shared among the Secured Parties on a pro rata basis.

14. Limitation on Agent’s Duty in Respect of Collateral. The Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as the Debtor requests in writing, but failure of the Agent to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of the Agent to do any act not so requested shall be deemed a failure to act reasonably.

15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Debtor for liquidation or reorganization, should the Debtor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Debtor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is pursuant to applicable law rescinded or reduced in amount or must otherwise be restored or returned by any obligeee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

16. Miscellaneous.

(a) Entire Agreement. This Agreement and the other Operative Documents constitute the entire agreement with regard to the subject matter hereof between the parties. This Agreement or any part hereof cannot be changed, waived or amended except by an instrument in writing signed by the Company and the Agent, and waiver on one occasion shall not operate as a waiver on any other occasion.

(b) Notices. Any notice required or permitted hereunder shall be in writing and, if given to Debtor shall be duly given if hand-delivered or if mailed first class postage prepaid to SSource Acquisition Company, LLC, c/o Crystal Springs Capital, LLC, 1259 Bayhill Drive, Suite 200, San Bruno, CA 94066, or, if given to the Agent, shall be duly given if hand delivered or if mailed first class postage prepaid to Housatonic Partners, 44 Montgomery Street, Suite 4010, San Francisco, CA 94104-4704 or, in either case, to such other address as may be specified by notice in writing.

(c) Governing Law. The Uniform Commercial Code and other laws of the State of California shall govern the construction of this Agreement.

(d) Waiver. No failure on the part of the Agent to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies that may otherwise be available to the Agent or the Secured Parties by law or contract.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(f) Headings. The headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor affect its meaning, construction of effect.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor, the Agent and the Secured Parties and their respective successors and assigns, except that Debtor shall not have the right to assign any rights or obligations hereunder without the prior written consent of the Agent, which consent shall not be unreasonably withheld, delayed or conditioned.

(h) Enforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of unenforceability without invalidating the remaining provisions of this Agreement of affecting the validity or enforceability of such provision in any other jurisdiction.

*****

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

DEBTOR:

SSOURCE ACQUISITION COMPANY, LLC

By:
Name:
Title:

AGENT:

Housatonic Management Company, Inc.

By:
Name:
Title:

SECURED PARTIES:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Security Agreement]

EXHIBIT A

Secured Parties

Purchaser	Address
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser

Purchaser	Address
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser
Purchaser

EXHIBIT B

Schedule of Exceptions

The Debtor has granted a blanket security interest in and lien on all of its assets in favor of Silicon Valley Bank pursuant to an Accounts Receivable Financing Agreement and an Intellectual Property Security Agreement, each with Silicon Valley Bank (the “Bank”) and each dated as of January 31, 2003 (together, the “Bank Security Agreements”). The security interest and liens granted pursuant to this Agreement are subordinated to the security interest and lien granted under the Bank Security Agreements per the terms of a Subordination Agreement dated as of January 31, 2003 among the Bank and each of the Secured Parties. The Bank has previously filed financing statements against the Debtor to evidence such security interest and lien.

The Debtor will grant a security interest in and lien on all of its assets in favor of ServiceSource, Incorporated pursuant to a security agreement among the Debtor, ServiceSource, and other parties named therein (the “ServiceSource Security Agreement”). Such security interest is subordinated to the security interest contemplated by this Agreement.

The Debtor expects that the Collateral will be located at 1668 Lombard Street, San Francisco, CA after the closing of the transactions contemplated by the Asset Purchase Agreement dated as of January 31, 2003 among the Debtor, ServiceSource and other parties named therein.

EXHIBIT C

Applications for Patent. Trademark and Copyright Registrations

None.

EXHIBIT 3

Wire Instructions

BANK:

ABA#:

FOR CREDIT TO:

REFERENCE:

Exhibit 4.5(a)

SSOURCE ACQUISITION COMPANY, LLC

First Amended and Restated

Limited Liability Company Agreement

January 31, 2003

i

Table of Contents

(continued)

-ii-

Table of Contents

(continued)

Schedule A - Members, Capital Contributions, Liquidation Preference and Shares

Schedule B - Vesting of David Kennedy and Michael Smerklo Common and Class A Preferred Shares

Schedule C - Cross-Reference Table for Definitions

-iii-

SSource Acquisition Company, LLC

First Amended and Restated

Limited Liability Company Agreement

This agreement (the “Agreement”) is dated as of January 31, 2003, by and among SSource Acquisition Company, LLC (the “LLC,” or the “Company”) and the persons identified as the Directors and Members on Schedule A attached hereto (such persons and their respective successors in office or in interests being hereinafter referred to individually as “Director” or “Member” or collectively as “Directors” or “Members”), as such Schedule may hereinafter be amended.

WHEREAS, the LLC was formed as a limited liability company under the Delaware Limited Liability Company Act (as amended from time to time, the “Act”) on November 12, 2002 and a limited liability company agreement was entered into on November 12, 2002; and

WHEREAS, the Directors and the Members wish to amend, restate and set out fully their respective rights, obligations and duties regarding the LLC and its affairs, assets, liabilities and the conduct of its business;

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:

ARTICLE I - Organization and Powers

1.01. Organization. The LLC has been formed by the filing of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act. The Certificate of Formation may be restated by the Directors as provided in the Act or amended by the Directors with respect to the address of the registered office of the LLC in Delaware and the name and address of its registered agent in Delaware or to make corrections required by the Act. Other additions to or amendments of the Certificate of Formation shall be authorized by the Members as provided in Section 2.03. The Certificate of Formation, as so amended from time to time, is referred to herein as the “Certificate.” The Directors shall deliver a copy of the Certificate and any amendment thereto to any Member who so requests.

1.02. Purposes and Powers. The principal business activity and purposes of the LLC shall initially be the ownership and operation of a business that provides outsourced marketing and sales of products and services, and consulting services with respect to marketing and sales of products and services, and any business related thereto or useful in connection therewith. However, the business and purposes of the LLC shall not be limited to its initial principal business activity and, unless the Directors otherwise determine, it shall have authority to engage in any other lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any person, together with any powers

1

incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC.

1.03. Principal Place of Business. The initial principal office and place of business of the LLC shall be c/o Crystal Springs Capital, LLC, 1250 Bayhill Drive, Suite 200, San Bruno CA 94066. The name and address of the agent for service of process for the LLC in the state of Delaware is The Corporation Trust Company, Corporation Trust Center, 1201 Orange Street, Wilmington, Delaware 19801. The initial office of the Company in the State of Delaware and the name and address of the Company’s initial agent for service of process is: The Corporation Trust Company, c/o Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle 19801. The Directors may change the principal office, place of business and agent of process of the LLC at any time and may cause the LLC to establish other offices or places of business.

1.04. Fiscal Year. Unless otherwise required under the Internal Revenue Code of 1986, as amended (the “Code”), the fiscal year of the LLC shall end on December 31 in each year or such other date as the Directors may determine from time to time.

1.05. Qualification in Other Jurisdictions. The Directors shall cause the LLC to be qualified or registered under applicable laws of any jurisdiction in which the LLC transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation, the appointment of agents for service of process in such jurisdictions.

ARTICLE II – Members

2.01. Members. The Members of the LLC and their addresses are listed on Schedule A and said schedule shall be amended from time to time by the Directors to reflect the withdrawal of Members, the admission of additional Members, transfers of Shares or the issuance of additional Shares pursuant to this Agreement. The Members shall constitute a single class or group of members of the LLC for all purposes of the Act, unless otherwise explicitly provided herein. The Directors will, upon written request, provide Members with the most recently amended Schedule A, which shall constitute the record list of the Members for all purposes of this Agreement. The Directors shall have the authority to amend Schedule A without the consent of the Members to reflect any changes in the identity, Shares (as hereinafter defined) and Contributions (as hereinafter defined) of the Members and the identity of the Directors.

2.02. Admission of New Members. Additional persons may be admitted to the LLC as Members upon such terms as are established by the Directors. New Members shall be admitted at the time when all conditions to their admission have been satisfied, as determined by the Directors, and their identity, Shares and Contributions (if any) under Article IX have been established by amendment of Schedule A.

2.03. Meetings of Members.

(a) Notice of Meetings. A written notice stating the place, date and hour of all meetings of Members shall be given by the Secretary or Assistant Secretary (or other person authorized by this Agreement or by law) not less than ten (10) nor more than fifty (50) days before the meeting to each Member entitled to vote thereat and to each Member who, under this Agreement is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, and addressed to such Member at his address as it appears in the records of the LLC. Notice need not be given to a Member if action is taken under Section 2.03(e), if a written waiver of notice is executed before or after the meeting by such Member, if communication with such Member is unlawful, or if such Member attends the meeting in question, unless such attendance was for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

(b) Quorum. The holders of majority of all Voting Shares (as hereinafter defined) issued, outstanding and entitled to vote at a meeting shall constitute a quorum, except with respect to matters for which the holders of Class A Preferred Shares shall have a separate vote under Article IV. The holders of a majority of all Class A Preferred Shares issued and outstanding and entitled to vote at a meeting called for the purpose of approving any matter under Article IV shall constitute a quorum for the purpose of such meeting. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

(c) Voting and Proxies. For all purposes of this Agreement and under the Act, only the shares designated as Voting Shares under this Agreement (the “Voting Shares”) shall have the right to vote at a meeting or execute a written consent. Members shall have one vote for each Voting Share owned by them of record according to the books of the LLC unless otherwise provided by law or by this Agreement. Members may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary or Assistant Secretary at the meeting, or at any adjournment thereof. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. The LLC shall not directly or indirectly vote any of its own Shares.

(d) Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the Voting Shares voting on such matter, or in the case of matters requiring the approval of the holders of the Class A Preferred Shares under Article IV, the holders of a majority of the Class A Preferred Shares issued, outstanding and entitled to vote on the matter, except where a larger or different vote is required by law or by this Agreement.

(e) Action without a Meeting. Notwithstanding anything contained in this Agreement to the contrary, any action required or permitted by law to be taken at any meeting of Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Voting Shares or Class A Preferred Shares, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Voting Shares or Class A Preferred Shares, as the case may be, were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those holders of Voting Shares or Class A Preferred Shares, as the case may be, who have not consented in writing.

2.04. Limitation of Liability of Members; Indemnity. Except as otherwise provided in the Act, no Member of the LLC shall be obligated personally for any debt, obligation or liability of the LLC or of any other Member, whether arising in contract, tort or otherwise, solely by reason of being a Member of the LLC. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the LLC, and no Member shall be liable to the LLC or any other Member for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any responsibility to restore any negative balance in its Capital Account (as defined in Article IX) or to contribute to or in respect of the liabilities or obligations of the LLC or to return distributions made by the LLC except as required by the Act or other applicable law. The LLC shall indemnify and hold harmless each of the Members acting on behalf of the LLC pursuant to the terms of this Agreement from and against any claim by any third party seeking monetary damages against such Member arising out of such Member’s performance of its duties in good faith consistent with the terms of this Agreement. Such indemnity shall continue unless and until a court of competent jurisdiction adjudicates that such conduct constituted gross negligence, willful misconduct or fraud of the Member. Notwithstanding the foregoing, no Member is authorized to act on behalf of the LLC except in accordance with an express resolution of the Board of Directors.

2.05. Authority. Unless specifically authorized by the Directors, no Member that is not a Director or officer of the LLC shall be an agent of the LLC or have any right, power or authority to act for or to bind the LLC or to undertake or assume any obligation or responsibility of the LLC or of any other Member.

2.06. No Right to Withdraw. Except in connection with a transfer of all of a Member’s Shares in accordance with all applicable terms of this Agreement, no Member shall have any right to resign or withdraw from the LLC without the consent of the other Members or to receive any distribution or the repayment of his Contribution except as provided in Article XIII and Article XI upon dissolution and liquidation of the LLC.

2.07. Rights to Information; Books and Records.

(a) Members shall have the right to receive from the LLC upon request a copy of the Certificate and of this Agreement, as amended from time to time, and such other information regarding the LLC as is required by the Act, subject to reasonable conditions and standards established by the Directors, as permitted by the Act, which may include, without limitation, withholding or restrictions on the use of confidential information.

(b) The Board of Directors shall cause the LLC to keep true and correct books of account with respect to the operations of the LLC. Such books shall be maintained at the principal place of business of the LLC, or at such other place as the Board of Directors shall determine, and all Members shall have access to such books to the extent required by law. Such books shall be closed and balanced as of the last day of each year.

2.08. No Appraisal Rights. No Member shall have any right to have his Shares appraised and paid out under the circumstances provided in Section 18-210 of the Act, or under any other circumstances.

2.09. Preemptive Rights.

(a) If the LLC authorizes the issuance or sale of any equity security, or any rights, options, warrants or convertible or exchangeable securities entitling the holders thereof to subscribe for or purchase or otherwise acquire any equity security (“Share Equivalents”), the LLC shall first offer to sell to each Member a portion of such equity securities or Share Equivalents equal to (a) the number of Vested Shares (as hereinafter defined) and Vested Share Equivalents directly owned and held by such Member divided by (b) the total number of Vested Shares and Vested Share Equivalents directly owned and held by all Members. In order to accept an offer under this Section 2.09, each Member must, within 10 days after receipt of written notice from the LLC describing in reasonable detail the equity securities or Share Equivalents being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment, deliver a written notice accepting such offer.

(b) If one or more Members elect not to accept such offer for the full amount of securities which they are entitled to purchase pursuant to this Section 2.09, the other participating Members shall have a right to purchase their pro rata share (based on Vested Shares and Vested Share Equivalents of such participating Members) of any securities which were not so purchased, and such other Members shall have an additional five (5) days from the date upon which they are notified of such opportunity in which to increase the number of securities offered hereunder to be purchased by them. During the 90 days following the expiration of such additional five day period, the LLC shall be entitled to sell any such shares or any such Share Equivalents which the Members have not elected to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to such Members. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 2.09 shall not apply to (i) the issuance of equity securities or options to purchase equity securities or Share Equivalents approved by the Board of Directors and issued in connection with: (a) grants to employees, directors, advisors, consultants or other service providers of the LLC pursuant to an equity incentive plan, unit purchase agreement or similar compensation arrangement adopted by the Board of Directors; or (b) acquisitions, partnership arrangements or strategic alliances approved by the Board of Directors; (c) debt financings from banks, equipment lenders or other similar financial institutions approved by the Board of Directors, or (d) a firm commitment underwritten offering of securities of the LLC or any successor registered under the Securities and Exchange Commission in which the per share price is at least $3.00 (as adjusted for stock splits, dividends, recapitalizations and the like) and gross proceeds to the LLC and the selling Members (before underwriting discounts, commissions and fees) of at least $10,000,000 (a

“Qualified IPO”) or (ii) any equity securities, Common Shares or Share Equivalents issued upon exercise of the options described in (i)(a) above.

2.10. [Intentionally Omitted]

2.11. Conversion.

(a) Conversion of Class A Preferred Shares. Each Class A Preferred Share shall be convertible at any time at the option of the holder into one Common Share.

(b) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Class A Preferred Shares shall give written notice to the LLC at the principal office of the LLC that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the Common Shares issuable upon such conversion shall be issued. If the Common Shares issued on conversion of such Class A Preferred Shares are to be issued in a name other than the name of the holder of such Class A Preferred Shares in the share register of the LLC, the conversion notice shall be accompanied by proper assignment thereof. The date the LLC receives such written notice, together with assignment, if required, shall be the “Conversion Date.” Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date.

(c) Reservation of Common Shares. The LLC shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the shares of the Class A Preferred Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class A Preferred Shares.

(d) Automatic Conversion on Qualified IPO. Effective upon the closing of a Qualified IPO, all of the then outstanding Class A Preferred Shares shall automatically be converted into Common Shares. All holders of record of Class A Preferred Shares will be given at least 20 days’ prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Class A Preferred Shares pursuant to this Section 2.11(d). Upon the occurrence of a Qualified IPO, the outstanding Class A Preferred Shares shall be converted automatically into Common Shares without any further action by the holders of such shares.

2.12. Redemption.

(a) Redemption, Generally. On and after the seventh anniversary of the date of this Agreement, each Class A Preferred Share shall be redeemable at the option of the holder for a redemption price equal to $1.00 per Share (subject to adjustment for any share splits or share combinations occurring after the date hereof) plus the Preferred Return (as defined below) attributable to such Share, to the extent permitted under applicable law and in accordance with this Section 2.12. In the event that there has been a request by a holder for the redemption of any Class A Preferred Shares held by him pursuant to this Section 2.12, then this Section 2.12 shall apply notwithstanding the occurrence of a Liquidation Event at any time thereafter; provided, however, that such Liquidation Event did not begin prior to such request for redemption.

(b) Procedure for Redemption. Each holder requesting the redemption of any Class A Preferred Shares held by him shall, at least 90 days prior to the proposed redemption date for such Shares (the “Redemption Date”), deliver to the LLC and each other holder of Class A Preferred Shares a written request for redemption (a “Redemption Notice”). After the delivery of a Redemption Notice by a holder of Class A Preferred Shares, any other holder of Class A Preferred Shares wishing to have its Class A Preferred Shares redeemed on the same Redemption Date shall deliver to the LLC not later than 30 days after the date of the Redemption Notice a request to include its Class A Preferred Shares in such redemption and specifying the number of such Shares it wishes to have redeemed. In the event Class A Preferred Shares scheduled for redemption on a particular Redemption Date are not redeemed because of a prohibition under applicable law, such Shares shall be redeemed as soon as practicable, but no later than 30 days, after such prohibition ceases to exist. If the LLC honors the redemption request of all holders who have properly given notice to redeem pursuant to this Section 2.12(b) as of any particular Redemption Date, the LLC shall not be obligated to redeem any other Class A Preferred Shares until at least 6 months after such Redemption Date.

(c) Preferences Upon Redemption. If the assets of the LLC shall be insufficient to make payment in full of the redemption amounts payable to all holders of Class A Preferred Shares who have duly exercised their rights to redemption pursuant to this Section 2.12 as of a Redemption Date, the assets and funds of the LLC legally available for redemption of Class A Preferred Shares shall be distributed to the holders of Class A Preferred Shares who have duly exercised their rights to redeem on that Redemption Date in proportion to the number of Class A Preferred Shares held by them and any Shares for which redemption was requested which have not been redeemed shall remain outstanding for all purposes.

(d) No Reissuance of Class A Preferred Shares. No Class A Preferred Shares acquired by the LLC by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such Shares shall be cancelled, retired and eliminated from the Class A Preferred Shares which the LLC shall be authorized to issue.

(e) Preferred Return. The Class A Preferred Shares shall bear a preferred rate of return of 6% per annum of the Unreturned Contributions (as defined below) with respect to such Class A Preferred Shares, which shall compound annually (the “Preferred Return”) and shall be payable only on a redemption of such Shares pursuant to this Section 2.12 and not in any other circumstances. “Unreturned Contributions” with respect to the Class A Preferred Shares shall mean the excess of (i) the Total Initial Contributions made with respect to such Shares, as set forth on Schedule A. over (ii) the distributions in excess of the accumulated, unpaid Preferred Return, with respect to such Class A Preferred Shares.

ARTICLE III - Capital Structure

3.01. Classes of Shares.

(a) Interests of Members in the net income and losses (as defined in Code Section 704 and the Treasury Regulations promulgated thereunder) of the LLC and the right of Members to distributions and allocations and a return of capital contributions and other amounts specified herein shall be evidenced by shares of interest in the LLC (“Shares”). There shall initially be two classes of Shares, with voting and economic rights as follows:

(i) “Common Shares” which will generally represent a profits interest in the LLC (as described in Revenue Procedure 93-27, 1993-2 C.B. 343) and no initial capital interest. The Common Shares shall be Voting Shares. The Common Shares shall be entitled to distributions in accordance with the provisions of Article XI. Initially, there shall be 10,767,857 shares of Common Shares authorized.

(ii) “Class A Preferred Shares” which shall be Voting Shares. The Class A Preferred Shares shall be entitled to a Liquidation Preference as provided in Section 9.03(b), and shall be entitled to distributions in accordance with the provisions of Article XI. Initially, there shall be 8,375,000] shares of Class A Preferred Shares authorized.

(b) Subject to compliance with this Agreement, including the provisions of Section IV(a) and IV(b), the LLC’s Board of Directors may from time to time issue additional Shares (or options, warrants or other securities convertible into or exercisable for Shares) to existing Members or new Members and, subject to Section 4.01, may amend this Section 3.01, the provisions of Articles IX through XI and make other necessary conforming amendments to this Agreement to designate additional classes of Shares having different relative rights, powers and preferences, including without limitation, rights and powers that are superior and/or prior to those of existing classes of Shares, or the right to vote as a separate class or group on specified matters. The LLC shall have the ability to issue fractional Shares.

(c) The LLC’s Board of Directors may establish an equity incentive plan, unit purchase plan or similar equity compensation arrangement (a “Plan”) and may reserve up to 500,002 Common Shares thereunder for issuance to officers, directors, employees, consultants and other service providers of the LLC.

(d) Certain of the Common Shares (the “Unvested Shares”) may be issued pursuant to agreements, options or other arrangements, including this Agreement (the “Equity Agreements”) pursuant to which such Shares are subject to vesting, forfeiture or repurchase (the “Contingencies”). Except as otherwise provided in this Agreement, prior to the termination of the Contingencies, the Unvested Shares shall not be entitled to any rights under this Agreement to receive distributions or to participate in the pre-emptive rights set forth in Section 2.09, the rights of first refusal set forth in Section 12.04 or any co-sale rights pursuant to Section 12.05. The Unvested Shares shall be considered outstanding for all other purposes of this Agreement, including with respect to voting. Upon the termination of the Contingencies in accordance with the terms of the Equity Agreements, the Unvested Shares shall vest and shall immediately be deemed Vested Shares for all purposes of this Agreement. Notwithstanding the foregoing, for the purposes of Section 2.09 and 12.04 of this Agreement, all of the Shares held by David Kennedy and by Michael Smerklo shall be deemed “Vested Shares”.

3.02. Certificates. Unless the Board of Directors determines otherwise, the Shares need not be certificated.

3.03. Transfers. Subject to any restrictions on transfer under this Agreement, Shares may be transferred on the books of the LLC by the delivery to the LLC or its transfer agent of a written assignment properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the LLC or its transfer agent may reasonably require.

3.04. Record Holders. Except as may otherwise be required by law or by this Agreement, and subject to Section 3.01(d), the LLC shall be entitled to treat the record holder of Shares as shown on its books as the owner of such Shares for all purposes, including the payment of distributions and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such Shares, until such Shares have been transferred on the books of the LLC in accordance with the requirements of this Article III and in compliance with the transfer restrictions in Article XII of this Agreement.

It shall be the duty of each Member to notify the LLC of any change of address of such Member from that set forth on Schedule A hereto.

3.05. Record Date. Unless otherwise established by the Directors, (a) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining Members entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and (c) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE IV - Certain Governance Matters

The following actions shall require the affirmative vote or consent of the holders of not less than a majority of the issued and outstanding Class A Preferred Shares.

(a) Any amendment or modification of this Agreement that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Class A Preferred Shares or Common Shares;

(b) Any increase or decrease in the authorized number of Class A Preferred Shares or Common Shares;

(c) Creating, authorizing or issuing, or obligating itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security;

(d) Selling, conveying, or otherwise disposing of or encumbering all or substantially all of its property or business or merging into or consolidating with any other entity (other than a wholly owned subsidiary) or effecting any transaction or series of related transactions in which more than 50% of the voting power of the LLC is disposed of;

(e) Making a distribution on any Class A Preferred Shares or Common Shares or redeeming, purchasing or otherwise acquiring (or paying into or setting aside for a sinking fund for such purpose) any Class A Preferred Shares or Common Shares, provided, however, that this restriction shall not apply to the repurchase of Common Shares from employees, officers, directors, consultants or any other persons or entities performing services for the LLC or any subsidiary pursuant to agreements under which the LLC has the option to repurchase such shares upon certain events if required by the relevant agreement and approved by the LLC’s Board of Directors;

(f) Except with the approval of a majority of the members of the Board of Directors including the Housatonic Director (as hereinafter defined), incurring any indebtedness (other than indebtedness outstanding under Senior Subordinated Notes in the principal amount of $7,537,500 due 2008 , under the notes which may be issued under the Asset Purchase Agreement or in respect of working capital financing from a bank or other financial institution);

(g) Increasing the size of the Board of Directors;

(h) Selling, licensing, leasing or otherwise disposing of, in a single transaction or a series of related transactions, any material assets of the LLC;

(i) Acquiring any other assets for consideration in excess of $3.0 million or any operating business whether by acquiring all or substantially of its assets, a material number of the outstanding securities of such entity, or by merger or consolidation or otherwise; or

(j) Changing the Chairman/President or the Chief Executive Officer.

ARTICLE V - Directors

5.01. Powers. The business of the LLC shall be managed by a Board of Directors who may exercise all the powers of the LLC except as otherwise provided by law or by this Agreement. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled. A Director shall be the equivalent of a “Manager” for all purposes under the Act.

5.02. Election and Qualification.

(a) Board of Directors. From and after the date of this Agreement, each Member shall vote or cause to be voted all Voting Shares, and all other voting securities of the LLC presently owned or hereafter acquired by such Member, or over which such Member has voting control, at any regular or special meeting of Members called for the purpose of filling positions on the Board of Directors, or to execute written consent in lieu of such meeting of Members for the purpose of filling positions on the Board of Directors, in favor of the following actions, and the LLC shall nominate for election to the Board of Directors the following individuals:

(i) to fix the number of Directors at six;

(ii) to cause and maintain the election to the Board of Directors of one Director who from time to time is selected by David Kennedy, for so long as David Kennedy is an employee of the LLC and thereafter by the holders of a majority of the then outstanding Common Shares, and one Director who from time to time is selected by Michael Smerklo, for so long as Michael Smerklo is an employee of the LLC and thereafter by the holders of a majority of the then outstanding Common Shares, (the “Management Directors”); and

(iii) to cause and maintain the election to the Board of Directors of up to four Directors, three of whom shall be selected by the holders of a majority of the then outstanding Class A Preferred Shares (the “Investor Directors”) and one of whom shall be selected by Housatonic Equity Investors SBIC, L.P. and Housatonic Micro Fund SBIC, L.P. (the “Housatonic Director”).

As of the date of this Agreement, the initial directors serving pursuant to subparagraph (i) above shall be David Kennedy and Michael Smerklo, and the initial directors serving pursuant to subparagraph (ii) above shall be Barry Reynolds, Russell James Ellis, William Egan and a fourth Director who shall initially be appointed by the Board of Directors.

(b) Removal. In the event that the holders of a sufficient number of Voting Shares to select a Director pursuant to clause (ii) or (iii) of Section 5.02(a) request that the Director selected by such holders be removed (with or without cause), by written notice to the other holders of Voting Shares; then in each such case, such Director shall be removed and each Member hereby agrees to vote all Voting Shares, and all other voting securities of the LLC over which such Member has voting control to effect such removal or to consent in writing to effect such removal upon such request.

(c) Vacancies. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Director, each Member will cause the Directors designated by it to vote for the individual designated to fill such vacancy by the Members that designated and/or approved (pursuant to Section 5.02(a) hereof) the Director whose death, disability, retirement, resignation or removal (with or without cause) resulted in such vacancy on the Board of Directors (in the manner set forth in Section 5.02(a) hereof).

(d) Proxy. If any Member shall refuse to vote the Voting Shares, or other voting securities of the LLC held by it as provided in this Section 5.02 at any meeting of members of the LLC, or shall refuse to give its written consent in lieu of a meeting, thereupon, without further action by such Member, the Chief Executive Office or President of the LLC shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of such Member for the purpose of voting, which such proxy shall be deemed coupled with an interest, and shall vote such Voting Shares, or other voting securities of the LLC at such meeting as provided in this Section 5.02 or give such consent, as the case may be. Each such Member further agrees to take such further action and execute such other instruments as may be necessary to effectuate the irrevocable proxy.

(e) Committees. The Board of Directors may establish committees consisting of certain Directors and delegate to these committees such powers and authority as the Board of Directors deems necessary and advisable.

5.03. Powers and Duties of the Directors. Subject to compliance with this Agreement, the business and affairs of the LLC shall be conducted by or under the direction of the Directors, who shall have and may exercise on behalf of the LLC all of its rights, powers, duties and responsibilities under Section 1.02 or as provided by law. The Board of Directors shall function substantially in the same manner as a board of directors of a Delaware corporation, and all actions by the LLC that would require approval of a board of directors under Delaware law or for which it would be customary, using good practice, to obtain such approval, shall require the approval of the Board of Directors of the LLC. In addition, the Directors shall designate one of the Members to serve as the “Tax Matters Partner” of the LLC for purposes of Section 6231(a)(7) of the Code, with power to manage and represent the LLC in any administrative proceeding of the Internal Revenue Service. The Tax Matters Partner shall initially be David Kennedy.

Any action taken by a Director, and the signature of a Director on any agreement, contract, instrument or other document on behalf of the LLC, shall with respect to any third party, be sufficient to bind the LLC and shall conclusively evidence the authority of the Director and the LLC with respect thereto.

5.04. Reliance by Third Parties. Any person dealing with the LLC, the Directors or any Member may rely upon a certificate signed by a Director as to (i) the identity of any Directors or Members; (ii) any factual matters relevant to the affairs of the LLC; (iii) the persons who are authorized to execute and deliver any document on behalf of the LLC; or (iv) any action taken or omitted by the LLC, the Directors, the officers or any Member.

5.05. Tenure. Except as otherwise provided by law or by this Agreement, Directors shall hold office until their successors are elected and qualified or until their earlier death, disability, resignation or removal. Any Director may resign by delivering his written resignation to the LLC. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.06. Meetings. Meetings of the Board of Directors may be held with due notice at such time, date and place as the Majority of Directors (as defined in Section 5.08), the Chairman/President or the Chief Executive Officer may from time to time determine. Meetings of the Board of Directors (as hereinafter defined) may be called, orally or in writing, by one (1) or more Directors or by the Chairman/President or the Chief Executive Officer, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

5.07. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman/President, Chief Executive Officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business and home address at least forty-eight hours in advance of the meeting, or by written notice sent by overnight courier to his business or home address for delivery at least forty-eight (48) hours in advance of the meeting, although a lesser notice may be permitted if sufficient for the convenient assembly of the Directors at such meeting. Notice need not be given to any Director if a written waiver of notice is executed by him before or after the meeting, or if communication with such Director is unlawful. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

5.08. Quorum. At any meeting of the Board of Directors, a majority of Directors then in office a “Majority of Directors” shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice upon reaching a quorum.

5.09. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law or by this Agreement.

5.10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all of the Directors and filed with the records of the meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.

5.11. Limitation of Liability of Directors. No Director shall be obligated personally for any debt, obligation or liability of the LLC or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as Director of the LLC. No Director shall be personally liable to the LLC or to its Members (i) for acting in good faith reliance on the provisions of this Agreement, (ii) for acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the LLC or (iii) for breach of any fiduciary or other duty that does not involve acts or omissions not in good faith or which does not involve gross negligence or intentional misconduct.

5.12. Reimbursements. The LLC shall reimburse the Investor Directors for their reasonable expenses, including travel expenses, incurred in connection with their responsibilities on the Board of Directors.

ARTICLE VI - Officers

6.01. Enumeration. The LLC shall have such officers as are appointed from time to time by the Board of Directors. Without limiting the generality of the foregoing, the LLC may have a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer and/or a Treasurer, a Secretary, and such other officers, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine. The initial officers shall be David

Kennedy, who shall be Chairman/President, Michael Smerklo who shall be Chief Executive Officer and Roslyn G. Daum, who shall be Secretary.

6.02. Election. The officers of the LLC may be elected from time to time by the Board of Directors.

6.03. Qualification. No officer need be Member or Director. Any two or more offices may be held by the same person.

6.04. Tenure. Except as otherwise provided by the Act or by this Agreement, each of the officers of the LLC shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign by delivering his written resignation to the LLC, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

6.05. Removal. The Board of Directors may remove any officer with or without cause by a vote of a Majority of Directors.

6.06. Vacancies. Any vacancy in any office may be filled by the Board of Directors.

6.07. Powers and Duties. Subject to this Agreement, each officer of the LLC shall have such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.

ARTICLE VII - Indemnification

7.01. Indemnification of Directors and Officers. The LLC shall indemnify, to the fullest extent permitted by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than the Act permitted the LLC to provide prior to such amendment):

(a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the LLC) by reason of the fact that he is or was a Director or officer of the LLC, or is or was serving at the request of the LLC as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the LLC and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful. Notwithstanding the foregoing, the LLC shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding initiated by such person only if the initiation and continued prosecution of such action, suit or proceeding was authorized by the Board of Directors.

(b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the LLC to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the LLC, or is or was serving at the request of the LLC as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the LLC and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the LLC unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a Director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any such person may consult with legal or other professional counsel, and any actions taken by such person in good faith reliance on, and in accordance with, the opinion or advice of such counsel shall be deemed to be fully protected and justified and made in good faith.

7.02. Indemnification of Employees and Agents. The Board of Directors, in its discretion, may authorize the LLC to indemnify:

(a) Any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the LLC, or is or was serving at the request of the LLC as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the LLC and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the LLC and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the LLC to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the LLC, or is or was serving at the request of the LLC or the Employee Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the LLC and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the LLC unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.03. Determination of Entitlement. Any indemnification hereunder (unless required by law or ordered by court) shall be made by the LLC only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01 or 7.02. The determination shall be made by (i) a majority vote of those Directors who are not involved in such Proceeding (the “Disinterested Directors”): (ii) by the Members; or (iii) if directed by a majority of Disinterested Directors, by independent legal counsel in a written opinion. However, if fewer than a majority of the Directors are Disinterested Directors, the determination shall be made by (i) 70% vote of a committee of one or more Disinterested Director(s) chosen by the Disinterested Director(s) at a regular or special meeting; (ii) by the Members; or (iii) by independent legal counsel in a written opinion.

7.04. Advance Payments. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the LLC in advance of the final disposition of such action, suit or proceeding, only as authorized by the Board of Directors in the specific case (including by one or more Directors who may be parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the LLC as authorized in this Article VII.

7.05. Non-Exclusive Nature of Indemnification. The indemnification provided herein shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled under any statute, by-law, agreement, vote of Members or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a Director or officer as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article VII.

7.06. Insurance. The LLC may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the LLC, or is or was serving at the request of the LLC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the LLC would have the power to indemnify him against such liability under the provisions of the Act (as presently in effect or hereafter amended) or this Agreement.

7.07. No Duplicate Payments. The LLC’s indemnification under Section 7.01 or Section 7.02 of any person who is or was a Director, officer, employee or agent of the LLC, or is or was serving at the request of the LLC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the LLC, (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.

7.08. Amendment. This Article VII may be amended only so as to have a prospective effect.

ARTICLE VIII - Transactions with Interested Persons

Unless entered into in bad faith, no contract or transaction between the LLC and one or more of its Directors or Members, or between the LLC and any other corporation, partnership, association or other organization in which one or more of its Directors or Members have a financial interest or are partners, directors or officers, shall be voidable solely for this reason or solely because said Director or Member was present or participated in the authorization of such contract or transaction if the material facts as to the relationship or interest of said Director or Member and as to the contract or transaction were disclosed or known to the other Directors and the contract or transaction was authorized by the requisite Directors as provided in Article IV. No Director or Member interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the LLC, any Director or Member, or any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

ARTICLE IX - Capital Accounts and Contributions

9.01. Capital Accounts.

(a) A capital account shall be maintained on the books of the LLC for each Member. The capital account of a Member as of any date shall equal the amount of the Member’s paid-in Contributions recorded on the books of the LLC, increased by (i) any cash contributions made by such Member, (ii) the Gross Asset Value (as defined in subparagraph (b) herein of any asset contributed by such Member to the LLC (as determined immediately prior to such contribution), (iii) the Member’s distributive share of LLC profits and income (including tax exempt income), (iv) the Member’s share of any increase in the basis of LLC assets pursuant to Section 50(c) of the Code, and (v) the amount of any LLC liabilities that are assumed by such Member or that are secured by any LLC properties distributed to such Member; and decreased by (i) such Member’s distributive share of LLC losses and deductions, (ii) cash distributed by the LLC to such Member, (iii) the Gross Asset Value of any LLC property distributed to such Member (as determined immediately prior to such distribution), (iv) the amount of any liabilities of such Member that are assumed by the LLC or are secured by any properties contributed by such Member to the LLC, (v) the Member’s share of expenditures of the LLC not deductible in computing its taxable income (such as syndication expenses, if any) and (vi) the Member’s share of reductions in the basis of LLC assets not otherwise taken into account (such as the reduction in basis provided by Section 50(c) of the Code). The capital accounts of all Members shall also be increased or decreased immediately prior to any Adjustment Date (as defined in subparagraph (c)) to reflect the aggregate net increase or decrease in Gross Asset Values made pursuant to subparagraph (b)(ii) as if the upward or downward change in the Gross Asset Value arising from such adjustment had been income or loss, respectively, and allocated among the Members pursuant to Article X.

For the purpose of computing the amount of income and deductions to be reflected in a capital account, tax-exempt income shall be computed as though it were taxable, and expenditures which are not deductible or capitalized shall be computed as if they were deductible and these amounts shall be allocated pursuant to Article X as if they were profits or losses.

(b) Gross Asset Value. For purposes of determining and maintaining the Members’ capital accounts, the term “Gross Asset Value” means, with respect to any asset, the adjusted basis of the asset for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed to the LLC by a Member shall be the gross fair market value of such asset, as determined by the LLC and the Member or Members making such contribution;

(ii) The Gross Asset Values of all LLC assets shall be adjusted to equal their respective gross fair market values, as determined by the LLC as of the following times: (a) the acquisition of an additional interest in the LLC by any new or existing Member in exchange for more than a de minimis Capital Contribution or for rendering substantial services to the LLC; (b) upon liquidation of the LLC, or upon the distribution by the LLC to a Member of more than a de minimis amount of money or other LLC property to a retiring or continuing Member as consideration for an interest in the LLC; or (c) under generally accepted industry accounting practices, provided that substantially all of the LLC’s property (excluding money) consists of stock, securities, commodities, options, warrants, futures, or similar instruments that are readily tradable on an established securities market; provided that, in the case of the acquisition of an interest in exchange for a Contribution, the value of such interest shall be deemed not less than the amount of money or fair market value of property of such Contribution; and

(iii) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections (i) or (ii) of this Section 9.01(b), such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing book profits and losses.

(c) Adjustment Date. The term “Adjustment Date” means the date on which any of the following occurs: (a) the acquisition of an additional interest in the LLC by any new or existing Member in exchange for more than a de minimis Capital Contribution or for rendering substantial services to the LLC; or (b) the distribution by the LLC to a Member of more than a de minimis amount of LLC property. Upon the distribution by the LLC of any assets in-kind to any Member other than in consideration of an interest in the LLC, only the Gross Asset Value of the assets actually distributed shall be adjusted.

9.02. Contributions, Generally. All contributions to the capital of the LLC (each a “Contribution”) shall be set forth on Schedule A, as amended from time to time. Except as set forth on Schedule A, no Member or Director shall be entitled or required to make any contribution to the capital of the LLC; however, the LLC may borrow from its Members as well as from banks or other lending institutions to finance its working capital or the acquisition of assets upon such terms and conditions as shall be approved by the Directors, and any borrowing from Members shall not be considered Contributions or reflected in their Capital Accounts. The value of all non-cash Contributions made by Members shall be set forth on Schedule A. No Member shall be entitled to any interest or compensation with respect to his Contribution or any services rendered on behalf of the LLC except as specifically provided in this Agreement or approved by the Directors. No Member shall have any liability for the repayment of the Contribution of any other Member and each Member shall look only to the assets to the LLC for return of his Contribution.

9.03. Contributions and Liquidation Preferences.

(a) Each Member has made the Contributions specified on Schedule A and holds an interest in the LLC represented by the Shares set forth opposite the Member’s name on Schedule A.

(b) Each Member’s initial “Liquidation Preference” with respect to its Class A Preferred Shares shall be as set forth on Schedule A hereto, which shall thereafter be decreased by any distributions with respect to any given Preferred Share pursuant to Article XI hereof (but not pursuant to Section 11.02). The term “Liquidation Event” includes, in addition to any liquidation, dissolution or winding up of the LLC, or any sale of all or substantially all of the LLC’s assets, or a merger, consolidation or reorganization of the LLC with or into another company through one or a series of related transactions in which the Members of the LLC immediately prior to the transaction possess less than 50% of the voting power of the surviving entity immediately after the transaction. Upon the occurrence of a Liquidation Event, the relative Liquidation Preferences shall be paid to the holders of the Class A Preferred Shares. The Liquidation Preferences of the Class A Preferred Shares shall be paid prior to any distribution to the holders of the Common Shares. If, upon a Liquidation Event, the Company’s funds and assets are insufficient to permit the payment in full of the Liquidation Preferences of the Class A Preferred Shares, the entire assets and funds legally available for distribution shall be distributed ratably among the Members holding Class A Preferred Shares in proportion to their relative Liquidation Preferences.

ARTICLE X – Allocations

10.01. Allocation of Net Income.

Subject to Sections 10.03 through 10.12, net income for any fiscal year or portion thereof shall be allocated among the Members in the following order of priority:

(a) To the Members, in proportion to and to the extent of the excess of the aggregate allocations made pursuant to Section 10.02(c) over the aggregate allocations previously made pursuant to this Section 10.01(a);

(b) To the holders of Class A Preferred Shares in proportion to and to the extent of the excess of the aggregate allocations made pursuant to Section 10.02(b) over the aggregate allocations previously made pursuant to this Section 10.01(b);

(c) To the Members in proportion to the relative numbers of Vested Common Shares held; provided that the allocation of Net Profit pursuant to this Section 10.01(c) with respect to any Common Share into which a Class A Preferred Share has been converted shall be the amount required to cause the Capital Accounts of all the Common Shares to be equal.

Allocations to a Member’s predecessor-in-interest shall be treated as made to such Member.

10.02. Allocation of Net Loss. Subject to Sections 10.03 through 10.12, net loss for any fiscal year or portion thereof shall be allocated among the Members in the following order of priority:

(a) To the Members in proportion to and to the extent of the excess of the aggregate allocations made pursuant to Section 10.01(c) over the aggregate distributions made pursuant to Section 11.03(b);

(b) To the holders of Class A Preferred Shares in proportion to and to the extent of the excess of (i) the sum of the Contributions with respect to the Class A Preferred Shares and the aggregate allocations made pursuant to Section 10.01(b), over (ii) the sum of the aggregate allocations previously made pursuant to this Section 10.02(b) and the aggregate distributions made pursuant to Section 11.03(b);

(c) Equally with respect to each outstanding Common and Class A Preferred Share.

Allocations to a Member’s predecessor-in-interest shall be treated as made to such Member.

10.03. Loss Limitation. Net loss allocated pursuant to Section 10.02 shall not exceed the maximum amount of net loss that can be allocated without causing or increasing a deficit balance in any Member’s Adjusted Capital Account. In the event that some but not all of the Members would have deficit balances in their Adjusted Capital Accounts as a consequence of allocations of net loss pursuant to Section 10.02, the limitation set forth in this Section 10.03 shall be applied on a Member-by-Member basis, and net loss not allocable to any Member as result of this limitation shall be allocated to the other Members in proportion to the positive balances of such Members’ Adjusted Capital Accounts so as to allocate the maximum amount of net loss to each Member under Treas. Reg. § 1.704-l(b)(2)(ii)(d). For purposes of this Article X, a Member’s “Adjusted Capital Account” shall mean the balance of the Member’s Capital Account, increased by the amount of such Member’s obligation to restore a deficit in its Capital Account, including any deemed obligation pursuant to the penultimate sentences of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5)), and reduced by the amounts described in Treas. Reg. § 1.704-1(b)(2)(ii)(d)(4), (5), or (6).

10.04. Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. § 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that causes or increases a deficit balance in his Adjusted Capital Account shall be allocated items of income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This Section 10.04 is intended to comply with the alternate test for economic effect set forth in Treas. Reg. § 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.

10.05. Section 704(c) Allocations. Notwithstanding any provision of this Agreement to the contrary, in accordance with Section 704(c) of the Code and Treas. Reg. § 1.704-1(b)(1)(vi), income, gain, loss and deduction with respect to any property contributed to the LLC shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property and its initial Gross Asset Value. Similar principles shall apply with respect to property held by the LLC at the time other property, cash, or services are contributed to the LLC, in order to properly account for unrealized gain or loss with respect to such property.

10.06. Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the holders of the Class A Preferred Shares in proportion to the number of their Class A Preferred Shares. For purposes of this Section 10.06, the term “Nonrecourse Deductions” shall have the meaning set forth in Treas. Reg. § 1.704-2(b)(1).

10.07. LLC Minimum Gain Chargeback. Notwithstanding any other provisions of this Article X, in the event there is a net decrease in LLC Minimum Gain during an LLC fiscal year, the Members shall be allocated items of income and gain in accordance with Treas. Reg. § 1.704-2(f). For purposes of this Article X, the term “LLC Minimum Gain” shall have the meaning for partnership minimum gain set forth in Treas. Reg. § 1.704-2(b)(2), and any Member’s share of LLC Minimum Gain shall be determined in accordance with Treas. Reg. § 1.704-2(g)(1). This Section 10.07 is intended to comply with the minimum gain chargeback requirement of Treas. Reg. § 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.

10.08. Member Nonrecourse Debt. Notwithstanding any other provisions of this Article X, to the extent required by Treas. Reg. § 1.704-2(i), any items of income, gain, deduction and loss of the LLC that are attributable to a nonrecourse debt of the LLC that constitutes Member Nonrecourse Debt (including chargebacks of Member Nonrecourse Debt Minimum Gain) shall be allocated in accordance with the provisions of Treas. Reg. § 1.704-2(i). For purposes of this Article X, the term

“Member Nonrecourse Debt” shall have the meaning for partner nonrecourse debt set forth in Treas. Reg. § 1.704-2(b)(4). This Section 10.08 is intended to satisfy the requirements of Treas. Reg. § 1.704-2(i) (including the partner nonrecourse debt chargeback requirements) and shall be interpreted and applied in a manner consistent therewith.

10.09. Member Minimum Gain Chargeback. Except as otherwise provided in Treas. Reg. § 1.704-2(i)(4), notwithstanding any other provision of this Article X, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treas. Reg. § 1.704-2(i)(5), shall be specially allocated items of LLC income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt determined in accordance with Treas. Reg. § 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. §s 1.704-2(i)(4) and 1.704-2(j)(2). This Section 10.09 is intended to comply with the minimum gain chargeback requirement in Treas. Reg. § 1.704-2(i)(4) and shall be interpreted consistently therewith.

10.10. Curative Allocations. The allocations set forth in Sections 10.03 through 10.09 (the “Regulatory Allocations”) are intended to comply with the requirements of Treas. Reg. §s 1.704-l(b) and 1.704-2. Notwithstanding any other provisions of this Article X (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, deduction and loss among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 10.10 shall be interpreted and applied in such a manner and to such extent as is reasonably necessary to eliminate, as quickly as possible, permanent economic distortions that would otherwise occur as a consequence of the Regulatory Allocations in the absence of this Section 10.10.

10.11. Compliance with Code Section 704(b). The allocation provisions contained in this Article X are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent therewith.

10.12. Preferred Return Allocations upon Redemption. In the event that a holder of Class A Preferred Shares redeems any such Shares pursuant to Section 2.12 hereof, such holder shall be specially allocated Net Income equal to the amount of Preferred Return to which such holder shall be entitled upon redemption pursuant to Section 2.12(e) hereof. If, in the year in which such Shares are redeemed, the foregoing allocation of Net Income is not sufficient to cause the Capital Account of such holder to be increased by the amount necessary for such holder to receive a distribution of its Preferred Return, the Company shall allocate items of gross income or gain to such Member to the extent necessary to increase its Capital Account by the amount necessary for such holder to receive a distribution of its Preferred Return.

ARTICLE XI - Distributions

11.01. Distribution of LLC Funds, Generally. Within ninety (90) days after the end of each fiscal year, other than the year in which the LLC liquidates, the Directors shall cause the LLC to make the distributions required by Section 11.02, to the extent that funds are legally available therefor. All other funds and assets of the LLC which are determined by the Directors, in their sole discretion, to be available for distribution shall be distributed to the holders of Class A Preferred Shares and Common Shares in accordance with the priorities set forth in Sections 11.03 and 11.04 below. No Member shall be entitled to any distribution or payment with respect to his interest in the LLC except as set forth in this Agreement. Distributions may be limited and repayable as provided in the Act.

11.02. Tax Distributions. With respect to each fiscal year and within 90 days after the end of such fiscal year, the LLC shall distribute to the Members an aggregate amount (a “Tax Distribution”) equal to the potential federal, state and local tax obligations of the Members on account of their share of the LLC’s taxable income, at an assumed rate equal to the highest effective combined federal, state and local income tax rate applicable to an individual resident in Massachusetts. In the event the LLC has insufficient funds to make the distributions required by this Section 11.02, any distribution under this Section shall be made to the Members in proportion to the anticipated tax payable by each such Member on the assumptions set forth in this Section 11.02.

11.03. Distributions.

(a) Other than distributions upon a redemption which shall be governed by the provisions of Section 2.12, and distributions upon a Liquidation Event, which shall be governed by Section 11.01, and subject to the provisions of Sections 11.01, 11.02 and 11.04, funds and assets of the LLC determined by the Directors to be available for distribution shall be distributed (other than distributions in liquidation of the Company) to all of the Members, pro rata in proportion to the number of Vested Common Shares held by each, assuming for this purpose that all of the Class A Preferred Shares had been converted into Common Shares (taking into account the vesting of Common Shares in accordance with Schedule B hereto).

(b) Upon a Liquidation Event, funds and assets of the LLC determined by the Directors to be available for distribution shall be distributed:

(i) First, to the Members that hold Class A Preferred Shares, pro rata in proportion to the number of Class A Preferred Shares held by each, until all unreturned Contributions in respect of the Class A Preferred Shares have been distributed by the LLC, provided that the holders of Class A Preferred Shares may elect to convert their Class A Preferred Shares into Common Shares in accordance with Section 2.11 and receive, in lieu of amounts under this Section 11.03(b)(i), their allocable share of the funds and assets distributed to the holders of Vested Common Shares in accordance with Section 11.03(b)(ii) below; and

(ii) Second, to all the Members that hold Common Shares, pro rata in proportion to the number of Vested Common Shares held by each (taking into account the vesting of Common Shares in accordance with Schedule B hereto).

11.04. Distribution Upon Liquidation or Dissolution. Notwithstanding any provision of this Agreement to the contrary, in the event the LLC (or a Member’s interest therein) is “liquidated” within the meaning of Treas. Reg. § 1.704-1(b)(2)(ii)(g), then any distributions shall be made pursuant to this Section 11.04 to the Members (or such Member, as appropriate) in amounts not in excess of their positive Capital Account balances pursuant to Treas. Reg. § 1.704-1(b)(2)(ii)(b)(2), adjusted to reflect all allocations of income, gain, loss and deduction and to reflect any revaluation of Capital Accounts under Section 9.01.

11.05. No Limitation. The provisions of this Article XI shall not be construed to limit the power and authority of the Board of Directors to issue additional Shares pursuant to Section 3.01, and subject to compliance with Article IV, and admit additional Members pursuant to Section 2.02 hereof, which issuance and/or admission may require the amendment or modification of some or all of the provisions of Section 3.01 and this Article XI.

ARTICLE XII - Transfers of Interests

12.01. General Restrictions on Transfer. No Member may give, sell, assign, transfer, exchange, pledge or grant a security interest in or otherwise dispose of any Shares (each such activity a “Transfer”) except as provided in this Article XII.

The LLC and its Directors and Members shall be entitled to treat the record owner of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until, subject to compliance with this Article XII, such time as a written assignment of such shares has been received and accepted by the Directors and recorded on the books of the LLC. The Directors may refuse to accept and record an assignment until the end of the next successive quarterly accounting period of the LLC.

12.02. Permitted Transfers. The following Transfers shall be permitted without compliance with Section 12.04 or Section 12.05, but shall be subject to the requirements of Section 12.03 hereof:

(a) All but not less than all of a Member’s Shares may be transferred from time to time in connection with (i) any proceeding under the federal bankruptcy laws or any applicable federal or state laws relating to bankruptcy, insolvency, or the relief of debtors and subject to the requirements and provisions thereof, or (ii) a tax-free reorganization, merger or consolidation of the LLC, provided, however, that in either case the transferee of a Member’s Shares shall obtain the economic rights of the transferring Member but shall not become a Member, and shall have no voting rights as a Member, unless authorized by the Board of Directors;

(b) All but not less than all of a Member’s Shares may be transferred from time to time to (i) the successor to such Member by way of merger, consolidation, or sale of all or substantially all of such Member’s assets, or (ii) an Affiliate of a Member. For purposes of this paragraph, an “Affiliate” is any person or entity that, directly or indirectly, controls or is controlled by, or is under common control with, such Member, or is a spouse, parent, sibling or lineal descendant of a Member. For the purpose of this definition, “control” (including the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any entity, means ownership of 50% or more of the voting securities of such entity.

(c) All or any portion of a Member’s Shares may be transferred from time to time to an entity formed for estate planning purposes for the benefit of a spouse, parent, sibling or lineal descendant of a Member.

12.03. Requirements for Transfer. Every Transfer permitted hereunder, including Transfers permitted by Section 12.02, shall be subject to the following requirements:

(a) The transferee shall establish to the reasonable satisfaction of the Directors that the proposed Transfer will not cause or result in breach of any agreement binding upon the LLC or any violation of law, including without limitation, federal or state securities laws, and that the proposed Transfer would not cause (i) the LLC to be an investment company as defined in the Investment Company Act of 1940, as amended or (ii) the registration of the LLC’s securities under federal securities laws;

(b) The transferee shall establish to the reasonable satisfaction of the Directors that the proposed Transfer would not (i) adversely affect the classification of the LLC as a partnership for federal or state tax purposes, (ii) cause the LLC to fail to qualify for any applicable regulatory safe harbor from treatment as a publicly traded partnership treated as a corporation under Code Section 7704, or (iii) have a substantial adverse effect with respect to federal income taxes payable by the LLC or Members holding a majority-in-interest of the Shares; and

(c) The transferee shall execute a counterpart of this Agreement and such other documents or instruments as may be reasonably required by the Directors to reflect the provisions hereof, and the transferred Shares shall continue to be subject to all restrictions under this Agreement.

Until the foregoing requirements are met, the LLC need not recognize the transferee for any purpose under this Agreement, and the transferee shall be entitled only to the rights of a transferee who is not a Member under the Act.

12.04. Right of First Refusal.

(a) Messrs. Kennedy and Smerklo and any other officer of the LLC which holds Shares may Transfer such Shares subject to the requirements of Section 12.03, if such person (the “Offeree”) receives a written offer (an “Offer”) made in good faith by a third party (the “Offeror”) to purchase such person’s Shares for cash or cash equivalents, notes or other readily marketable funds or securities, and the Offeree gives the LLC (and each Member holding Class A Preferred Shares and/or Vested Common Shares in the event the LLC does not exercise its option under Section 12.04(b)) a right of first refusal to purchase such Shares on the same terms and conditions as are stated in the Offer, as provided herein. The Offer shall be bona fide, shall be the result of arms-length negotiations between the Offeree and the Offeror and shall set forth the name of the Offeror, the Shares to be transferred, the price and other terms of the Offer and any other relevant material information available regarding the proposed Transfer. The Offeree shall deliver copies of the Offer to the Board of Directors and each of the Members holding Class A Preferred Shares and/or Vested Common Shares (the “Offer Notice”).

(b) The LLC shall have an option (exercisable by a Majority of Directors) to acquire all or any part of the Shares being offered at the price, terms and conditions set forth in the Offer Notice. The LLC shall have thirty (30) days from receipt of the Offer Notice by the LLC in which to notify the Offeree of its election to purchase all or a portion of the Shares being offered.

(c) In the event the LLC does not elect to purchase all of the Shares in accordance with the terms of Section 12.04(b) above, the Offeree shall deliver notice to each Member holding Class A Preferred Shares and to David Kennedy and Michael Smerklo, so long as they are Members of the LLC (each such Member and Messrs. Kennedy and Smerklo, a “ROFR Member”) (i) that the LLC has not elected to exercise its right of first refusal with respect to all or a portion of Shares proposed to be sold and (ii) offering to sell all or such portion, as the case may be, not so elected to be purchased by the LLC pursuant to 12.04(b), of the Shares proposed to be sold. Each such ROFR Member shall first have the right, exercisable upon written notice to the Offeree within thirty (30) days after such ROFR Member has received the notice from the Offeree to purchase its Pro Rata Share (as defined below) at the price, terms and conditions set forth in the Offer Notice. A ROFR Member’s Pro Rata Share shall equal the product obtained by multiplying (i) the total number of Shares subject to the Offer Notice and not to be purchased by the LLC pursuant to Section 12.04(b) by (ii) a fraction, the numerator of which is the total number of Class A Preferred Shares and Vested Common Shares (including Shares deemed Vested under Section 3.01(d)) owned by such ROFR Member on the date of the Offer Notice, and the denominator of which is the total number of Class A Preferred Shares and Vested Common Shares (including Shares deemed Vested under Section 3.01(d)) then held by all ROFR Members (other than the Offeree) on the date of the Offer Notice. To the extent one or more ROFR Members elects not to purchase, or fails to exercise its right to purchase, the full amount of such Shares which it is entitled to purchase pursuant to this Section 12.04(c), the remaining ROFR Members shall have the right to purchase their Pro Rata Shares (based on the participating ROFR Members) of any shares not already purchased by the LLC or the ROFR Members.

(d) The closing of the purchase by the LLC and/or ROFR Members shall take place on a date not less than ten (10) days nor more than thirty (30) days after the election to purchase has been made, as specified by the LLC and/or purchasing ROFR Members. Payment of the purchase price shall be made by check or by wire transfer to a bank account designated in writing by the Offeree.

(e) If Shares of the Offeree are not purchased by the LLC or the ROFR Members as provided herein, the Offeree may sell such Shares to the Offeror upon the terms and conditions set forth in the Offer Notice (or other terms and conditions no more favorable to the Offeror), provided that (i) such sale is concluded within sixty (60) days after the expiration of the period in which the LLC and Members may elect to purchase and exercise the co-sale rights set forth in Section 12.05, and (ii) the Offeror complies with all of the provisions of Section 12.03. If such sale is not concluded during such sixty (60) day period, the Offeree may not transfer such Shares unless such Offeree again complies with the provisions of this Section 12.04.

12.05. Co-Sale Options.

(a) In the event that the right of first refusal is not exercised with respect to all or part of the Shares proposed to be sold by any Offeree, such Offeree may Transfer such Shares only pursuant to and in accordance with the following provisions of this Section 12.05.

(i) each of the Members holding Class A Preferred Shares and/or Vested Common Shares shall have the right to participate in the Offer on the terms and conditions herein stated, which right shall be exercisable upon written notice to the Offeree within thirty (30) days after such Members receive notice from the Offeree that the LLC has not elected to exercise its right of first refusal with respect to all of the Shares proposed to be sold (the “Co-Sale Option”), which notice shall contain (i) the number of Shares that the Offeror proposes to acquire from the Offeree, (ii) the name and address of the Offeror, (iii) the proposed purchase price, terms of payment and other material terms and conditions of such proposed transfer, and (iv) an offer by the Offeror or Offeree to purchase, upon the purchase by the Offeror of any Shares owned by the Offeree and for the same consideration per Share (subject to subsection (d)), the number of Vested Shares of each Member holding Class A Preferred Shares and/or Common Shares determined pursuant to paragraph (ii) below.

(ii) Each of the Members with co-sale rights pursuant to section 12.05(a)(i) shall have the right to sell a portion of its Vested Shares pursuant to the Offer which is equal to or less than the product obtained by multiplying (x) the total number of Shares subject to the Offer by (y) a fraction, the numerator of which is the total number of Class A Preferred Shares and Vested Common Shares owned by such Member on the date of the Offer Notice, and the denominator of which is the total number of Class A Preferred Shares and Vested Common Shares then held by all Members holding Class A Preferred Shares and/or Vested Common Shares on the date of the Offer Notice. To the extent one or more Members elect not to sell, or fail to exercise their right to sell, the full amount of such Shares which they are entitled to sell pursuant to this Section 12.05(a), the rights of the other Members holding Class A Preferred Shares and/or Vested Common Shares to sell Shares shall be increased proportionately and such other Members shall have an additional five (5) days from the date upon which they are notified of such election or failure to exercise in which to increase the number of Shares to be sold by them hereunder.

(b) Within ten (10) days after the date by which the Members were first required to notify the Offeree or the Preferred Transferor, as the case may be, of their intent to participate, the Offeree or the Preferred Transferor, as the case may be, shall notify each participating Member of the number of Shares held by such Member that will be included in the sale and the date on which the Offer or Preferred Transfer, as the case may be, will be consummated, which shall be no later than the later of (i) thirty (30) days after the date by which the Members were required to notify the

Offeree or the Preferred Transferor, as the case may be, of their intent to participate and (ii) ten (10) days after the satisfaction of any governmental approval or filing requirements, if any.

(c) Each of the participating Members may effect his participation in any Offer or Preferred Transfer hereunder by delivery to the Offeror or the Preferred Transferee, as the case may be, or to the Offeree or the Preferred Transferor, as the case may be, for delivery to the Offeror or the Preferred Transferee, as the case may be, of one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell therein, together with executed copies of any purchase agreement or related documents that (i) accompanied the original Offer Notice or notice of Preferred Co-Sale Option, as the case may be, and (ii) are also executed by the Offeree or the Preferred Transferor, as the case may be. At the time of consummation of the Offer or Preferred Transfer, as the case may be, the Offeror or the Preferred Transferee, as the case may be, shall remit directly to each Member that portion of the sale proceeds to which such Member is entitled by reason of his participation therein, taking into account, if applicable, the difference in value between Class A Preferred Shares and Vested Common Shares as a result of the preference of the Class A Preferred Shares.

(d) In the event that the Offer or Preferred Transfer, as the case may be, is not consummated within the period required by subsection (c) hereof or the Offeror or the Preferred Transferee, as the case may be, fails timely to remit to each Member his portion of the sale proceeds, the Offer or Preferred Transfer, as the case may be, shall be deemed to lapse, and any Transfers of Shares pursuant to such Offer or Preferred Transfer, as the case may be, shall be deemed to be in violation of the provisions of this Agreement unless the Offeree or the Preferred Transferor, as the case may be, once again complies with the provisions of Section 12.04 and this Section 12.05 hereof with respect to such Offer or Preferred Transfer.

12.06. Effect of Transfer.

(a) If the transferee is admitted as a Member or is already a Member, the Member transferring his Shares shall be relieved of liability with respect to the transferred Shares arising or accruing under this Agreement on or after the effective date of the Transfer, unless the transferor affirmatively assumes such liability; provided, however, that the transferor shall not be relieved of any liability for prior distributions and unpaid Contributions, if any, unless the transferee affirmatively assumes such liabilities.

(b) Any person who acquires in any manner any Shares, whether or not such person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted as a Member, shall be deemed by the acquisition of such Shares to have agreed to be subject to and bound by all of the provisions of this Agreement with respect to such Shares, including without limitation, the provisions hereof with respect to any subsequent transfer of such Shares.

12.07. Prohibited Transfers. Any transfer in violation of any provisions of this Agreement shall be null and void and ineffective to transfer any Shares and shall not be binding upon or be recognized by the LLC, and any such transferee shall not be treated as or deemed to be a

Member for any purpose. In the event that any Member shall at any time Transfer Shares in violation of any of the provisions of this Agreement, the LLC and the other Members, in addition to all rights and remedies at law and equity, shall have and be entitled to an order restraining or enjoining such transaction, it being expressly acknowledged and agreed that damages at law would be an inadequate remedy for a transfer in violation of this Agreement.

ARTICLE XIII - Dissolution, Liquidation, and Termination; Incorporation

13.01. Dissolution. The LLC shall dissolve and its affairs shall be wound up upon the first to occur of the following:

(a) the written consent of a Majority of Directors, the holders of a majority of the outstanding Class A Preferred Shares and the holders of a majority of the outstanding Common Shares;

(b) the sale of all or substantially all of the assets of the LLC;

(c) a consolidation or merger of the LLC constituting a Liquidation Event as defined in Section 9.03eb); or

(d) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

The LLC shall not dissolve or be terminated upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member.

The Directors shall promptly notify the Members of the dissolution of the LLC.

13.02. Liquidation. Upon dissolution of the LLC, the Directors shall act as its liquidating trustee or the Directors may appoint one or more Directors or Members as the liquidating trustee. The liquidating trustee shall proceed diligently to liquidate the LLC, to wind up its affairs and to make final distributions as provided in Section 11.04 and in the Act. The costs of dissolution and liquidation shall be an expense of the LLC. Until final distribution, the liquidating trustee may continue to operate the business and properties of the LLC with all of the power and authority of the Directors. As promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting by a firm of independent public accountants of the LLC’s assets, liabilities, operations and liquidating distributions to be given to the Members.

13.03. Certificate of Cancellation. Upon completion of the distribution of LLC assets as provided herein, the LLC shall be terminated, and the Directors (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware under the Act, cancel any other filings made pursuant to Sections 1.01 and 1.05, and take such other actions as maybe necessary to terminate the existence of the LLC.

13.04. Right to Convert to Corporate Form. Notwithstanding anything to the contrary set forth herein, and without any need for consent or approval of any Member, a Majority of

Directors may, at any time by not less than 10 days prior written notice given to all Members, cause the LLC to convert to one or more corporations (the “Continuing Corporation”), by such means (including, without limitation, merger or consolidation or other business combination, transfer of all or a part of the LLC’s assets and/or transfer of the Members’ respective Shares) as the Majority of Directors may reasonably select. Upon such conversion:

(a) The Shares of each Member shall be exchanged for, or otherwise converted into, shares of capital stock (which may be non-voting if the Member’s Shares are non-voting) of such corporation or corporations representing an equity interest therein equivalent to such Member’s equity interest in the LLC (including, without limitation, having the same liquidation preferences, conversion rights, dividend rights, redemption rights and voting rights). The Directors and the LLC agree to use reasonable efforts to structure such conversion so that the Members’ ownership of their Shares will be “tacked” to their ownership of the shares of the continuing corporation’s capital stock for the purposes of determining such Members’ compliance with the requirements of Rule 144 of the Securities Act of 1933.

(b) The stockholders of such corporation or corporations, and such corporation or corporations, in the event of such a conversion other than in connection with a public offering, shall enter into:

(i) a Stockholders’ Agreement on terms substantially equivalent to those contained in this Agreement, such Agreement to be in a form reasonably acceptable to the Majority of Directors, and

(ii) such other documents and instruments as are customarily entered into by stockholders of corporations entering into venture capital or similar transactions, in each case in the form customarily used for documents and instruments of similar nature in such transactions and otherwise reasonably acceptable to the Majority of Directors.

(c) Each person which now or hereafter is a Member of the LLC, or serves as a Director of the LLC, by execution of this Agreement, an amendment hereto or an instrument acknowledging that such person is bound hereby, irrevocably constitutes and appoints the Board of Directors and any person designated by the Board of Directors to act on his behalf for the purposes of this Section 13.04, and each of them acting singly, such person’s true and lawful agent and attorney-in-fact with full power and authority in such person’s name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices any and all agreements, instruments and other documents (including, without limitation, the organizational documents of the corporation or corporations into which the LLC maybe converted as contemplated by this Section 13.04, the agreements among the stockholders of such corporation or corporations and/or such corporation or corporations referred to in this Section 13.04, and instruments of assignment and transfer assigning the assets of the LLC or the Members’ respective Shares in the LLC, as the case may be, to such corporation or corporations in order to effectuate such conversion as contemplated by Section 13.04) as are necessary or appropriate, in the reasonable opinion of the Board of Directors or such person designated by it, to implement and effectuate the provisions of this Section 13.04, which the power of attorney is hereby agreed and acknowledged to be irrevocable and coupled with an interest, in recognition of the fact that the Board of Directors will be relying upon the power of the Board of Directors or such person designated by it to act as contemplated by this Section 13.04 in connection with the conversion of the LLC into a corporation or corporations and the other matters contemplated by this Section 13.04, and shall survive any death, retirement, resignation, withdrawal, expulsion, removal, bankruptcy, dissolution or adjudication of incompetence or insanity of any Member or Director until such time as the provisions of this Section 13.04 have been implemented and effectuated to the reasonable satisfaction of the Board of Directors or its relevant designee.

13.05. Conversion upon Initial Public Offering. Subject to Article IV, notwithstanding the foregoing provisions of Section 13.04, in the event that the LLC proposes to close a Qualified IPO, then: in the event the LLC is to be converted to a corporation pursuant to Section 13.04, all Common Shares and Class A Preferred Shares will, as determined by the Majority of Directors, be exchanged for either (a) equivalent securities pursuant to Section 13.04(a), or (b) common stock in the Continuing Corporation representing an equity interest therein equivalent to such Member’s equity interest in the LLC.

ARTICLE XIV - Certain Provisions Relating to Kennedy and Smerklo Shares

The 418,750 Class A Preferred Shares issued to David Kennedy and the 418,750] Class A Preferred Shares issued to Michael Smerklo shall be fully Vested as of the date of this Agreement. The 1,196,429 Common Shares held by David Kennedy and the 1,196,429 Common Shares held by Michael Smerklo as of the date of this Agreement shall vest in accordance with Schedule B.

ARTICLE XV - General Provisions

15.01. Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (i) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested, (ii) upon delivery to the recipient in person or by courier, or (iii) upon receipt of a facsimile transmission by the recipient. Such notices, requests and consents shall be given (x) to Members at their addresses or fax numbers on Schedule A, or such other address or fax numbers as a Member may specify by notice to the Directors or to all of the other Members, or (y) to the LLC or the Directors at the address of the principal office of LLC specified in Section 1.03, or at such other location as the LLC shall have specified in writing to the Members as its principal office. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

15.02. Entire Agreement. This Agreement constitutes the entire agreement of the Members and the Directors relating to the LLC and supersedes all prior contracts or agreements with respect to the LLC, whether oral or written.

15.03. Consent to Jurisdiction. The parties to this Agreement hereby consent to the non-exclusive jurisdiction of the courts of the State of Delaware and The Commonwealth of Massachusetts in connection with any matter or dispute arising under this Agreement or between them regarding the affairs of the LLC.

15.04. Amendment or Modification. This Agreement may be amended or modified from time to time only be a written instrument signed by Members holding 66 2/3% of the Voting Shares and by a Majority of Directors; provided, however, that (a) an amendment or modification increasing any liability of a Member to the LLC or its Directors or Members, or adversely affecting the limitation of the liability of a Member with respect to the LLC, shall be effective only with that Member’s consent, (b) an amendment or modification reducing the required percentage of Voting Shares or the number of Directors for any consent or vote in this Agreement shall be effective only with the consent or vote of Members having the percentage of Voting Shares theretofore required; (c) any amendment to Article X or XI adversely affecting the rights of a Member to allocations or distributions in a manner differently from other Members holding similarly situated securities shall require the consent of such Member,(d) any amendment to Article XIV shall require the consent of David Kennedy and Michael Smerklo, (e) an amendment or modification to 5.02(ii) or 5.02(iii) shall require the approval of the holders of a majority of the Common Shares or the holders of a majority of the Class A Preferred Shares, respectively, (f) an amendment or waiver of Section 4.01(f) or 5.02(a)(iii) (with respect to the election of the Housatonic Director) shall require the consent of Housatonic Equity Investors SBIC, L.P. and Housatonic Micro Fund SBIC, L.P. and (g) a majority of Directors may, without the approval of the Members, unless approval of the holders of Class A Preferred Shares is required by Article IV, amend or modify Section 3.01 and Articles X and XI of this Agreement in connection with the admission of additional Members, the issuance of additional Shares or other equity interests of the LLC or a recapitalization of the LLC.

15.05. Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

15.06. Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

15.07. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Directors.

15.08. Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the LLC, for an accounting, for appointment of a liquidator, or for partition of the property of the LLC. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

15.09. Notice to Members of Provisions of this Agreement. By executing this Agreement, each Member acknowledges that such Member has actual notice of (a) all of the provisions of this Agreement and (b) all of the provisions of the Certificate. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Member hereby waives any requirement that any further notice thereunder be given.

15.10. Third Party Beneficiaries. The provisions of this Agreement are not intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, the LLC or any of its Members, officers or Directors, except for Members, officers or Directors in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the LLC or any Member, officer or Director.

15.11. Interpretation. For the purposes of this Agreement, terms not defined in this Agreement shall be defined as provided in the Act; and all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

15.12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

15.13. Confidentiality. Each Director and Member (each, a “Recipient”) agrees that any non-public information concerning the LLC which is furnished by the LLC to such Recipient pursuant to this Agreement or any other agreement between such Recipient and the LLC and is identified by the LLC (in good faith) as confidential information shall be kept confidential by such Recipient in accordance with procedures adopted by such Recipient in good faith to protect confidential information of third parties. The term “Confidential Information” shall not include, however, any information which (x) was publicly known or otherwise known to any such Recipient at the time of disclosure by the LLC to such Recipient; (y) subsequently becomes publicly known through no act or omission of such Recipient or any agent of such Recipient or (z) becomes known to such Recipient otherwise than through disclosure by the LLC. Notwithstanding the foregoing, each Recipient may disclose Confidential Information: (i) with the consent of the LLC (which shall not be unreasonably withheld or delayed); (ii) when required by law or regulation; (iii) to the officers, directors, employees, agents, representatives, legal counsel and professional consultants of such Recipient who have a need to know such information and to any partner, Subsidiary or parent of any such Recipient for the purpose of evaluating its investment in the LLC as long as the partner, Subsidiary or parent is advised of the confidentiality provisions of this Section 15.13, (iv) in connection with the preservation, exercise and/or enforcement of any of such Recipient’s rights or remedies under this Agreement; (v) in connection with any contemplated transfer of any of the Shares held by such Recipient to any institutional investor or financial institution (so long as the recipient of such information agrees to keep such information confidential on terms substantially similar to those set forth in this Section 15.13); or (vi) in a response to any summons, subpoena or other legal process or in connection with any judicial or administrative proceeding or inquiry.

15.14. Definitions. Schedule C to this Agreement sets forth cross-references showing the location in this Agreement where various terms are first defined.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date set forth above.

DIRECTORS:

David Kennedy

Michael Smerklo

Barry Reynolds

Russell James Ellis

William Egan

S-1

MEMBERS:

Class A Preferred Shares:

David Kennedy

Michael Smerklo

S-2

SCHEDULE A

MEMBERS

Initial Contributions under Section 9.03
Name & Address	Value of Crystal Springs Capital LLC Interests Contributed	SSource Acquisition Company, LLC Percentage Interests Contributed	Cash Contributed	Total Initial Contribution	Number and Class of Shares	Liquidation Preference under 9.03(b)
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member	Share number		Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount

Initial Contributions under Section 9.03
Name & Address	Value of Crystal Springs Capital LLC Interests Contributed	SSource Acquisition Company, LLC Percentage Interests Contributed	Cash Contributed	Total Initial Contribution	Number and Class of Shares	Liquidation Preference under 9.03(b)
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member			Dollar Amount	Dollar Amount	Share number	Dollar Amount
Member		Percentage		Percent Interest of SSource Acquisition Company, LLC	Share number	Dollar Amount
Member		Percentage		Percent Interest of SSource Acquisition Company, LLC	Share number	Dollar Amount

DIRECTORS:

David P. Kennedy

Michael A. Smerklo

William P. Egan

Russell James Ellis

Barry Reynolds

SCHEDULE B

VESTING OF DAVID KENNEDY AND MICHAEL SMERKLO

PREFERRED AND COMMON SHARES

The [Share Number] Class A Preferred Shares being issued to David Kennedy, the [Share Number] Class A Preferred Shares being issued to Michael Smerklo, the [Share Number] Common Shares held by David Kennedy and the [Share Number] Common Shares held by Michael Smerklo as of the date of this Agreement shall vest as follows:

1. The [Share Number] Class A Preferred Shares shall be fully vested as of the date of this Agreement.

2. [Share Number] of the Common Shares held by David Kennedy and [Share Number] of the Common Shares held by Michael Smerklo shall be “Time Vested Shares.” These Shares will vest over four years beginning as of the date of this Agreement, at the rate of 2.083% per month, provided that Messrs. Kennedy and Smerklo remain employees at each applicable vesting date. Notwithstanding the foregoing, if there is a Liquidity Event constituting a sale of all or substantially all of the Shares or assets of the LLC , a merger or consolidation of the LLC in which the Members of the LLC immediately prior to such merger or consolidation do not own or control at least 50% of the voting securities of the surviving entity after such merger or consolidation, or a public offering, all of the Time Vested Shares that are not vested as of the date of such event shall become fully vested as of such termination or event, provided that the holder is then an employee of the LLC.

3. [Share Number] of the Common Shares held by David Kennedy and [Share Number] of the Common Shares held by Michael Smerklo shall be “Performance Vested Shares” and will be distributed to Messrs. Kennedy and Smerklo according to the following schedule, subject to a calculation of the realized net IRR (calculated using all pre-tax cash distributions to Members, including dividends, tax distributions, share repurchases and principal/interest payments on subordinated debt, taken in the aggregate) for the Members other than Messrs. Kennedy and Smerklo (the “Investors”) upon a Liquidation Event (taking into account both the Preferred Share and Subordinated Notes components of their investment):

Investors Net IRR	Additional Common Shares (Cumulative)

0.0% - 19.9%	—
20.0% - 24.9%	Share Number
25.0% - 29.9%	Share Number
30.0% - 34.9%	Share Number
35.0% - 39.9%	Share Number
40.0% - 42.4%	Share Number
42.5% - 44.9%	Share Number
45.0% or Higher	Share Number

If a Liquidity Event constituting a sale of all or substantially all of the Shares or assets of the LLC or a Qualified IPO has not occurred by the end of the 54th month (4.5 years) following the date of this Agreement, the net IRR calculation for the vesting schedule above will be made based on the value of the Investors’ interests at that time assuming an enterprise value of 5.25 times the EBITDA (earnings before interest, taxes, depreciation and amortization) of the LLC over the preceding twelve months. However, if a Liquidity Event constituting a sale of all or substantially all of the Shares or assets of the LLC or a Qualified IPO has not occurred by the end of the 54th month (4.5 years) following the date of this Agreement, but there has been an equity transaction in excess of $5,000,000 (a “Substantial Liquidity Event”) during this period, then the net IRR calculation for the vesting schedule above will be made using the EBITDA multiple of that Substantial Liquidity Event, up to a maximum of 5.9 times EBITDA. If a sale of all or substantially all of the Shares or assets of the LLC or a Substantial Liquidity Event occurs subsequent to that fifth-year calculation, any remaining unvested equity that would have been earned based on the net IRR realized in that event will immediately vest.

4. IRR shall be calculated by the LLC’s accountants, unless otherwise agreed by David Kennedy and Michael Smerklo, on the one hand, and the holders of a majority of the Class A Preferred Shares on the other hand.

5. If either Michael Smerklo or David Kennedy is terminated without cause or is unable to perform his duties as an officer of the LLC as a result of his death or disability, he will retain his Vested Shares, all of the Time Vested Shares that have vested as of the vesting date immediately preceding the date of termination, death or disability, and such of the Performance Vested Shares as would have been earned had there been a sale or refinancing of the LCC as of the date of termination, death or disability, using the appropriate EBITDA multiple, as defined above.

6. If either Michael Smerklo or David Kennedy is terminated for Cause, he will forfeit all of his Shares, whether Vested, Time Vested or Performance Vested. As used in this paragraph 6, “Cause” shall mean material dishonesty involving the LLC or conviction of a crime involving moral turpitude.

7. If either Michael Smerklo or David Kennedy voluntarily terminates his employment, he will retain his Vested Shares and all of the Time Vested Shares that have vested as of the vesting date immediately preceding the date of his termination, but he will not be entitled to his Performance Vested Shares other than those Performance Vested Shares that have vested as of the date of his termination in accordance with paragraph 3 above.

8. In addition to the foregoing, if either Michael Smerklo or David Kennedy is terminated without cause or is unable to perform his duties as an officer of the LLC as a result of death or disability at a point where some or all of his Performance Vested Shares have not vested, and there is a sale of all or substantially all of the Shares or assets of the LLC or Substantial Liquidity Event for the LLC within twelve months after such termination, he shall be entitled to be vested, as of the date of the transaction, in any additional of his Performance Vested Shares as would have vested had he been employed by the LLC as of the date of the sale of all or substantially all of the Shares or assets of the LLC or Substantial Liquidity Event (the “Look Back Shares”).

9. If either Michael Smerklo or David Kennedy is terminated without cause or by reason of death or disability or he voluntary terminates his employment with the LLC, the LLC will have the right to repurchase all of his Shares held as of the date of termination for their fair market value, determined by agreement with the Board of Directors and, failing that, by appraisal.

10. If any Shares issued to Michael Smerklo or David Kennedy do not become vested as the result of his termination for any reason, the other shall be allocated the Unvested Shares of the terminated employee as though he had been the sole executive of the LLC from the date of this Agreement, subject to the same vesting rules as were applicable to the terminated employee, but also subject to the right of the terminated employee or his legal representative to any Look Back Shares.

11. Other Management Pool. A total of 5% (prior to any adjustment pursuant to the sentence immediately following this sentence) of the fully-diluted equity in the form of Common Shares will be available for grants to other members of the LLC’s management team, subject to four-year tenure vesting at the discretion of the Board of Directors. Any such Common Shares issued to management will dilute all outstanding Class A Preferred Shares and Common Shares ratably.

SCHEDULE C

CROSS-REFERENCE TABLE FOR DEFINITIONS

DEFINED TERM	FIRST SECTION REFERENCE

Act	Introduction
Adjusted Capital Account	10.03
Adjustment Date	9.01
Affiliate	12.02
Agreement	Introduction
Certificate	1.01
Code	1.04
Common Shares	3.01(a)(i)
Company	Introduction
Contingencies	3.01(d)
Continuing Corporation	13.04
Contribution	9.02
Co-Sale Option	12.05
Conversion Date	2.11
Director	Introduction
Disinterested Director	7.03
Equity Agreements	3.01
Gross Asset Value	9.01
Housatonic Director	5.02
Investor Directors	5.02
Liquidation Event	9.03
Liquidation Preference	9.03
LLC	Introduction
LLC Minimum Gain	10.07
Look Back Shares	Schedule B
Majority of Directors	5.08
Management Director	5.02(ii)
Manager	5.01
Member Nonrecourse Debt	10.04
Members	Introduction
Nonrecourse Deductions	10.06
Offer	12.04
Offer Notice	12.04
Offeree	12.04
Offeror	12.04
Other Management Pool	Schedule B
Plan	3.01
Class A Preferred Shares	3.01

DEFINED TERM	FIRST SECTION REFERENCE
Preferred Return	2.12
Qualified IPO	2.09
Redemption Date	2.12
Regulatory Allocations	10.10
Share Equivalents	2.09
Shares	3.01
Substantial Liquidity Event	Schedule B
Tax Distribution	11.02
Tax Matters Partner	5.03
Taxable Excess	11.02
Transfer	12.01
Unreturned Contribution	2.12
Unvested Shares	3.01
Vested Shares	3.01

Exhibit 4.5(b)

CERTIFICATE OF FORMATION

OF

DKMS, LLC

This Certificate of Formation of DKMS, LLC (the “Company”), dated as of November 12, 2002, is being duly executed and filed by Roslyn G. Daum, an authorized representative, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is DKMS, LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Roslyn G. Daum, as authorized
Representative

Exhibit 4.6

FORM OF INDEMNITY AGREEMENT

THIS AGREEMENT is made and entered into this 31st day of January, 2003 by and between SSource Acquisition Company, LLC, a Delaware limited liability company (the “Company”), and              (“Director”).

RECITALS

WHEREAS, Director will perform a valuable service to the Company in his capacity as a director on the board of directors of the Company;

WHEREAS, the Company’s limited liability company agreement (the “LLC Agreement”) providing for the indemnification of the directors, officers, employees and other agents of the Company, including persons serving at the request of the Company in such capacities with other corporations or enterprises, as authorized by the Delaware Limited Liability Company Act, as amended (the “Act”);

WHEREAS, the LLC Agreement and the Act, by their non-exclusive nature, permit contracts between the Company and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Director to serve as director of the Company, the Company has determined and agreed to enter into this Agreement with Director;

Now, THEREFORE, in consideration of Director’s willingness to serve as a director of the Company after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Services to the Company. Director will serve, at the will of the members of the Company (in accordance with the terms of the LLC Agreement) as a director of the Company (or officer, employee or other agent of Company at the request of the Company) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the LLC Agreement; provided, however, that Director may at any time and for any reason resign from such position (subject to any contractual obligation that Director may have assumed apart from this Agreement) and that the Company shall have no obligation under this Agreement to continue Director in any such position (subject to any applicable obligations set forth in the LLC Agreement or other applicable agreement).

2. Indemnity of Director. The Company hereby agrees to hold harmless and indemnify Director to the fullest extent authorized or permitted by the provisions of the LLC Agreement and the Act, as the same may be amended from time to time (but, only to the extent that such amendment permits the Company to provide broader indemnification rights than the LLC Agreement or the Act permitted prior to adoption of such amendment).

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Company hereby further agrees to hold harmless and indemnify Director:

(a) against any and all expenses (including reasonable attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other reasonable amounts that Director becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Company) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or other agent of Company, or is or was sewing or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b) otherwise to the fullest extent as may be provided to Director by the Company under the non-exclusivity provisions of the Act and the LLC Agreement.

4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Company:

(a) on account of any claim against Director solely for an accounting of profits made from the purchase or sale by Director of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b) on account of Director’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c) on account of Director’s conduct that is established by a final judgment as constituting a breach of Director’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Director was not legally entitled;

(d) for which payment is actually made to Director under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in this respect, both the Company and Director have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f) in connection with any proceeding (or part thereof) initiated by Director, or any proceeding by Director against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Act, or (iv) the proceeding is initiated pursuant to Section 9 hereof

5. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Director is a director (or officer, employee or other agent of the Company at the request of the Company) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Director was serving in the capacity referred to herein.

6. Partial Indemnification. Director shall be entitled under this Agreement to indemnification by the Company for a portion of the expenses (including reasonable attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other reasonable amounts that Director becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Director for the portion thereof to which Director is entitled.

7. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Director. After notice from the Company to Director of its election to assume the defense thereof, the Company will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Director shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Company, (ii) Director shall have reasonably concluded, and so notified the Company, that there is an actual conflict of interest between the Company and Director in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of Director’s separate counsel shall be at the expense of the Company. The company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Director shall have made the conclusion provided for in clause (ii) above; and

(c) the Company shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director’s written consent, which may be given or withheld in Director’s sole discretion.

8. Expenses. The Company shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Director in connection with such proceeding upon receipt of an undertaking by or on behalf of Director to repay said amounts if it shall be determined ultimately that Director is not entitled to be indemnified under the provisions of this Agreement, the LLC Agreement, the Act or otherwise.

9. Enforcement. Any right to indemnification or advances granted by this Agreement to Director shall be enforceable by or on behalf of Director in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Director, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Company) that Director is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Company (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Director is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Director is not entitled to indemnification under this Agreement or otherwise.

10. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

11. Non-Exclusivity of Rights. The rights conferred on Director by this Agreement shall not be exclusive of any other right which Director may have or hereafter acquire under any statute, provision of the LLC Agreement, agreement, vote of members/stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

12. Survival of Rights.

(a) The rights conferred on Director by this Agreement shall continue after Director has ceased to be a director, officer, employee or other agent of the Company or to serve at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Director’s heirs, executors and administrators.

(b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

13. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Director to the fullest extent provided by the LLC Agreement, the Act or any other applicable law.

14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a) If to Director, at the address indicated on the signature page hereof

(b) If to the Company, to:

Prior to March 1, 2003:

SSource Acquisition Company, LLC

c/o Crystal Springs Capital, LLC

1250 Bayhill Drive, Suite 200

San Bruno CA 94066

Attention: David Kennedy and Michael Smerklo

Telecopy No.: 650.794.2601

After March 1, 2003:

ServiceSource International, LLC

(f/k/a SSource Acquisition Company, LLC)

1668 Lombard Street

San Francisco, CA 94123

Attention:

Telecopy No.: (415) 901-6026

or to such other address as may have been furnished to Director by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

SSOURCE ACQUISITION COMPANY, LLC

By:

Print Name:

Title:

DIRECTOR

By:

Print Name:

Address:

EXHIBIT 5.2

Jurisdictions

(a)	The Company is in the process of qualifying to do business in the state of California.

(b)	The material properties of the Company are to be located in the state of California.

EXHIBIT 5.5(a)

Capitalization

Purchaser	Total Class A Preferred Shares	Total Common Shares (restricted)	Total shares, assuming conversion	Aggregate Consideration Paid
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	Share Number	—	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount

Purchaser	Total Class A Preferred Shares	Total Common Shares (restricted)	Total shares, assuming conversion	Aggregate Consideration Paid
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	—	Share Number	Dollar Amount
Purchaser	Share Number	Share Number	Share Number	Percentage interest in SSource Acquisition Company, LLC prior to transaction
Michael Smerklo	Share Number	Share Number	Share Number	Percentage interest in SSource Acquisition Company, LLC prior to transaction
Total	Share Number	Share Number	Share Number

EXHIBIT 5.5(b)

Agreements Relating to Shares

Please refer to the LLC Agreement for a description of all outstanding rights, options, warrants or agreements relating to the Shares.

EXHIBIT 5.6

Indebtedness and Liens

(a)

(i) The Company will be obligated to make payments to ServiceSource pursuant to the Acquisition Notes.

(ii) The Company is indebted to the Purchasers pursuant to the Notes in the aggregate principal amount of $7,537,500.

(iii) As of the date hereof borrowings pursuant to the Working Capital Facility totaled $0.

(b)

(i) The Company has granted a security interest in and lien on all of its assets in favor of the Purchasers pursuant to the Security Agreement as security for its obligations under the Notes.

(ii) The Company will grant a security interest in and lien on all of its assets in favor of ServiceSource pursuant to the security agreement relating to the Acquisition Notes. Such security interest is subordinated to the security interest described in (b)(i) immediately above.

(iii) The Company has granted a security interest in and lien on all of its assets in favor of the lenders under the Working Capital Facility as security for its obligations under the Working Capital Facility.

(c)

Reference is hereby made to Sections 2.13 ,2.18, 2.19, 2.20. 2.21, and 2.23 of the Acquisition Agreement and the disclosure schedule provisions of the Acquisition Agreement relating to such sections, including the materiality qualifiers set forth therein. See also subsection (a)(i) above.

(d)

Reference is hereby made to Sections 2.9 of the Acquisition Agreement and the disclosure schedule provisions of the Acquisition Agreement relating to such section, including the materiality qualifiers set forth therein. See also subsection (b)(ii) above.

EXHIBIT 5.16

Obligations of Management

Jeff Daily

Cathy Guglielmi

Joe Horne

David Kennedy

John Masterson

Darren Morris

Saum Partovi

Michael Smerklo

Jeff Tostado

EXHIBIT 5.22(a)

Capitalization of Crystal Springs Capital, LLC

Holder	Number of shares of Crystal Springs Capital, LLC

Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number
Holder	Share Number

EXHIBIT 5.22(c)

Liabilities of Crystal Springs Capital, LLC

(a)	approximately $3,000 of rent for office space;

(b)	legal fees and expenses, including legal fees and expenses of Choate, Hall & Stewart;

(c)	unpaid salary for David Kennedy and Michael Smerklo totaling approximately $12,000; and

(d)	miscellaneous travel, phone and other expenses totaling approximately $5,000.

Exhibit 8.2(b)(v)(1)

THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER HEREOF ARE SUBORDINATED TO THE PAYMENT OF SENIOR INDEBTEDNESS (AS HEREIN DEFINED) AND THE RIGHTS OF THE HOLDERS OF SENIOR INDEBTEDNESS UPON THE TERMS OF SUBORDINATION SET FORTH IN THIS NOTE.

SSOURCE ACQUISITION COMPANY, LLC

Secured Subordinated Promissory Note Due [five years from date of issue]

$	[San Francisco, California]

            , 200

In consideration for the covenants and agreements set forth in the Purchase Agreement (as hereinafter defined), SSource Acquisition Company, LLC, a Delaware limited liability company (the “Purchaser”) hereby promises to pay ServiceSource Incorporated, a California corporation (the “Holder”) the principal amount of                              and 00/100 Dollars ($            ) on the terms and conditions set forth herein.

1. Reference to Agreement. This Secured Subordinated Promissory Note (the “Note”) evidences an obligation under, and is subject to the provisions of, that certain Asset Purchase Agreement among the Holder, the Purchaser and the other parties named therein dated as of January 31, 2003, as amended, modified or supplemented from time to time (the “Purchase Agreement”). Terms not otherwise defined herein shall be deemed to have the meaning ascribed to them in the Purchase Agreement.

2. Interest. This Note shall bear interest on the unpaid principal amount hereof at a rate per annum equal to six and one-half percent (6.5%), compounded semi-annually. In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. Interest shall be computed based on a three hundred sixty (360) day year and twelve (12) thirty (30) day months.

3. Payments; Optional Prepayments.

3.1. On the date hereof, the Purchaser shall pay to the Holder the sum of $            , which sum equals the amount of interest that would have accrued on the principal amount hereof during the twelve-month period commencing [the first day of test period] had this Note been issued on such date.

3.2. In addition to the payment required to be made pursuant to Section 3.1 and subject to the provisions of Sections 4, 5 and 6, the principal of and accrued interest under this Note shall be payable by the Purchaser in sixty (60) equal and consecutive monthly installments of $             due on the first day of each month, commencing on the first such date after the date hereof. Subject to the provisions of Sections 4, 5 and 6, the Purchaser may prepay, at its option, all or a portion of the unpaid principal amount of this Note at any time and, without premium or penalty, provided that each prepayment shall be accompanied by all accrued and unpaid interest (if any) on the amount so prepaid to the date of prepayment and provided further that, except for prepayments made under Section 4.2, no such prepayment shall be made without the prior written consent of the Holder until the delivery by the Purchaser of a substituted Note pursuant to Section 1.8(d) of the Purchase Agreement or, if no such substituted Note shall be delivered pursuant to such subsection 1.8(d), the date that is ninety (90) days following the issue date of this Note. All optional prepayments shall be applied first to accrued and unpaid interest and then to unpaid principal in the order in which such interest and principal are to become due. All such payments shall be made in immediately available funds to the Holder, at the Holder’s address as set forth in the Purchase Agreement or at such other address or commercial bank within the United States as the Holder may designate by notice to the Purchaser prior to the date when payment under this Note is due and payable.

4. Mandatory Prepayments.

4.1. Subject to Section 6 hereof, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full, without presentation, presentment, protest or demand or notice of any kind, all of which are hereby expressly waived by the Purchaser, upon a Sale of the Purchaser. A “Sale of the Purchase” means (i) a sale of all or substantially all of the assets of the Purchaser, (ii) a merger, consolidation or recapitalization which results in the voting securities of the Purchaser outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than fifty percent (50%) of the combined voting power of the voting securities of the Purchaser or of such surviving or acquiring entity outstanding immediately after said merger, consolidation or recapitalization, or (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Purchaser’s securities), of the Purchaser’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting power of the Purchaser.

4.2. Subject to Section 6 hereof, in the event that the Purchaser makes a distribution or any other payment with respect to its then-outstanding limited liability company interests (other than cash distributions to the holders of limited liability company interests of the Purchaser for the purpose of paying Federal, state, local or foreign taxes (the “Taxes”) attributable to their ownership of such limited liability company interests, subject to the limitation set forth in Section 4.4), then the Purchaser shall make a prepayment of principal hereunder in an amount equal to the aggregate amount paid to the Purchaser’s holders of limited liability company interests within thirty (30) days after such payment to the Purchaser’s holders of limited liability company interests. The amount of such prepayment shall be deducted from the unpaid principal hereunder, first from the final (i.e. sixtieth) installment of principal to be paid hereunder and then from subsequent installments in the reverse chronological order in which such installments are to be paid. Notwithstanding the foregoing, the Purchaser shall not be entitled to make any distributions or payments to its holders of limited liability company interests (other than cash distributions to the holders of limited liability company interests of the Purchaser for the purpose of paying Taxes attributable to theft ownership of limited liability company interests of the Purchaser, subject to the limitation set forth in Section 4.4) unless after giving effect to the payments made in connection with such distributions or payments and to the prepayment of principal to be made pursuant to this Section 4.2:

(a) the Purchaser’s Unrestricted Cash (as hereinafter defined) plus four times the Purchaser’s Debt Service Capacity (as hereinafter defined) for the previous fiscal quarter, divided by the Purchaser’s projected Debt Service (as hereinafter defined) for the next twelve months is equal to or exceeds two (2); and

(b) the Purchaser’s Unrestricted Cash divided by the Purchaser’s projected Debt Service for the next twelve months is equal to or exceeds one-half (0.5).

4.3. For purposes hereof, the following terms shall be defined as set forth herein:

(a) “Debt Service Capacity” shall be equal to the difference between, with respect to any fiscal quarter of the Purchaser (i) the sum of the Purchaser’s net earnings plus interest expense plus depreciation plus amortization for such fiscal quarter less (ii) the sum of increases in the Purchaser’s operating working capital (calculated as current assets minus current liabilities, including any borrowing under a line of credit with any bank or financial institution maintained for the purpose of providing operating working capital to the Purchaser) plus capital expenditures less any increase in available but unused borrowing capacity of the Purchaser under a line of credit with any bank or financial institution maintained for the purpose of providing operating working capital to the Purchaser, in each case as such figures are shown on the Purchaser’s most recent financial statements prepared in accordance with generally accepted accounting principles consistently applied with respect to such fiscal quarter;

(b) “Debt Service” shall equal the aggregate amount of all principal and interest payments to be made with respect to Senior Indebtedness (as hereinafter defined), Subordinated Indebtedness (as hereinafter defined) and any other indebtedness incurred by the Purchaser having a maturity of greater than six (6) months; and

(c) “Purchaser’s Unrestricted Cash” as of any date shall equal the amount of cash and cash equivalents, plus any available borrowing capacity of the Purchaser under a line of credit with any bank or financial institution less any minimum cash reserves, if any, as may be required by such banks or financial institutions in connection with such line of credit, in each case as calculated in accordance with generally accepted accounting principles consistently applied.

4.4. Limitation on Certain Tax Distributions. For purposes of effecting distributions to the holders of limited liability company interests of the Purchaser to pay Taxes, each calendar year each holder of a limited liability company interest may be distributed in cash out of any available cash of the Purchaser for purposes of paying Taxes an amount no greater than the sum of: (i) fifty percent (50%) of the amount of net ordinary income allocated to such holder with respect to its interest in the Purchaser (as shown on such Partners’ Schedule K-1 to the Purchaser’s IRS Form 1065) for such calendar year, (ii) thirty-four percent (34%) of the amount of net capital gain allocated to such with respect to its interest in the Purchaser (as shown on such holder’s Schedule K-1 to the Partnership’s IRS Form 1065) for such calendar year as to which the maximum marginal rate of federal income tax applicable to individuals with respect to such net capital is twenty-eight percent (28%), and (iii) twenty-six percent (26%) of the amount of net capital gain allocated to such holder with respect to its interest in the Purchaser (as shown on such holder’s Schedule K-1 to the Partnership’s IRS Form 1065) for such calendar year as to which the maximum marginal rate of federal income tax applicable to individuals with respect to such net capital is twenty percent (20%). In the event of a material change in the maximum marginal rate of federal or state of California income tax applicable to individuals with respect to capital gains or ordinary income from the current rates in effect, such fifty percent (50%), thirty-four percent (34%) and twenty-six percent (26%) figures shall be appropriately adjusted.

5. Payment Contingency. This Note shall be cancelled and the Purchaser shall not be required to make any payment of principal or interest hereunder if (a) the employment of any of Jeff Daily, John Masterson or Darren Morris (each a “Key Employee” and collectively, the “Key Employees”) is terminated by the Purchaser for Cause (as such term is defined in the respective employment agreements (the “Employment Agreements”) between each of the Key Employees and the Purchaser) prior to January 31, 2004 or (b) any of the Key Employees breaches (i) Section 6 (“Trade Secrets”) of his respective Employment Agreement or (ii) Section 4.2 of the Purchase Agreement.

6. Subordination. The Purchaser agrees, and the Holder by its acceptance of this Note likewise agrees, that the payment of Subordinated Indebtedness is hereby expressly subordinated, as hereinafter set forth, in the right of payment to the prior payment in full of the Senior Indebtedness. As used herein, “Senior Indebtedness” shall mean all indebtedness of, or guaranteed by, the Purchaser for money borrowed from any bank or financial institution (“Institutional Senior Debt”) and the indebtedness incurred pursuant to those certain notes (the “Senior Note Indebtedness”) issued by the Purchaser pursuant to that certain Securities Purchase Agreement dated as of January 31, 2003 among the Purchaser and the holders of Senior Note Indebtedness (the “Securities Purchase Agreement”) and the other Operative Documents (as defined in the Securities Purchase Agreement), in each case, whether now existing or hereafter arising, without limit as to amount, including without limitation all principal of and interest (including such interest as may accrue after the initiation of bankruptcy proceedings, without regard as to whether such interest is an allowed claim in such bankruptcy proceedings) on such indebtedness, and all premiums, fees and expenses owing by the Purchaser to a lender in respect of such indebtedness. As used herein, “Subordinated Indebtedness” shall mean all principal of and interest on this Note and all other amounts payable by the Purchaser in respect of this Note, including without limitation, costs of collection.

6.1. General. The Holder agrees to subordinate payment of the Subordinated Indebtedness to the payment in full of all Senior Indebtedness constituting Institutional Senior Debt on such commercially reasonable terms as shall be requested by the holders of Institutional Senior Debt. The Holder agrees to subordinate payment of the Subordinated Indebtedness to the payment in full of all Senior Indebtedness constituting Senior Note Indebtedness in the manner set forth in Sections 6.2 through 6.13 set forth below.

6.2. Liquidation, etc. In the event of any distribution of the assets of the Purchaser upon any dissolution, winding up or liquidation (excluding a Change of Control as defined in the Purchase Agreement) of the Purchaser (whether in bankruptcy, insolvency or receivership proceedings), or upon any assignment for the benefit of creditors, or upon any other marshaling of the assets and liabilities of the Purchaser for the benefit of any creditor or creditors or otherwise (a “Liquidation”):

(a) all Senior Note Indebtedness shall first be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made in respect of the Subordinated Indebtedness;

(b) any payment or distribution of any character, whether in cash, securities or other property, which (except for the terms of this Section 6.2) would be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the holders of Senior Note Indebtedness to the extent necessary to pay all Senior Note Indebtedness in full after giving effect to any concurrent payment or distribution in respect of such Senior Note Indebtedness; and

(c) if, notwithstanding the foregoing terms of this Section 6.2, any payment or distribution of any character, whether in cash, securities or other property, shall be received in a Liquidation by the holders of the Subordinated Indebtedness before all Senior Note Indebtedness shall have been paid in full as aforesaid, such payment or distribution shall be held in trust for the benefit of, and shall be paid or delivered to, the holders of Senior Note Indebtedness (as provided in Sections 6.4 and 6.10) to the extent necessary to pay all Senior Note Indebtedness in full after giving effect to any concurrent payment or distribution in respect of such Senior Note Indebtedness, provided, however, that such amounts paid to the holders of Senior Note Indebtedness shall not be deemed to discharge the Subordinated Indebtedness. Upon any payment or distribution of any character referred to in this Section 6.2, the holders of Subordinated Indebtedness shall be entitled to rely upon a certificate of any liquidating trustee, receiver, agent or other person making such payment or distribution for the purpose of determining the persons or entities entitled to participate in such payment or distribution, the holders of Senior Note Indebtedness and other indebtedness of the Purchaser, the amount thereof or payable thereon, the amount or amounts paid or distributed in respect thereof, and all other facts pertinent thereto and to this Section 6.

6.3. Standback. The Purchaser shall not prepay, or voluntarily or optionally redeem, repurchase, defease or acquire or retire for value, any Subordinated Indebtedness unless the Senior Note Indebtedness has been paid in full. The Purchaser shall not make any payment or prepayment in respect of Subordinated Indebtedness, if, at the time or immediately after giving effect to the payment of such amount, there shall exist a default or an event of default with respect to any Senior Note Indebtedness or in the instrument or instruments under which the same is outstanding, permitting (or which will, with the passage of time or notice or both, permit) the holder or holders thereof (or any representative or agent on behalf of such holder or holders) to accelerate the maturity or demand immediate payment thereof (a “Senior Note Default”). The holder or holders of Subordinated Indebtedness shall not accept, ask for, or demand any payment in respect of Subordinated Indebtedness if such holder or holders are aware that, at the time or after immediately giving effect to the payment of such amount, there shall exist a Senior Note Default, unless and until all Senior Note Indebtedness is paid in full or such Senior Note Default shall have been cured or waived by the holders of the Senior Note Indebtedness or the benefits of this sentence shall have been waived by or on behalf of, and at the sole option of, the holders of the Senior Note Indebtedness. Notwithstanding the foregoing, the suspension of payments described in the preceding sentence shall terminate, and the Purchaser shall be obligated to make all payments of interest on this Note (including any payments not made by virtue of such suspension), if the holders of the Senior Note Indebtedness have not, on or prior to the 180th day after the occurrence of the Senior Note Default, declared all unpaid principal and interest on such Senior Note Indebtedness to be immediately due and payable, unless such Senior Note Default shall have been cured or waived or otherwise ceases to exist pursuant to the terms of such Senior Note Indebtedness. The Holder agrees that so long as payments or distributions for or on account of the Subordinated Indebtedness are not permitted pursuant to this Section 6, the holders of Subordinated Indebtedness shall not, without the prior written consent of holders of Senior Note Indebtedness sufficient to bind all holders of Senior Note Indebtedness, commence, or join with any other creditor in commencing, any proceeding referred to in paragraphs (b) or (c) of Section 7 or take any action to collect the Subordinated Indebtedness that may be available to the holders of Subordinated Indebtedness, either at law or at equity, by judicial proceeding or otherwise.

6.4. Payments in Respect of Senior Indebtedness. For the purposes of this Section 6, (a) Senior Note Indebtedness shall not be deemed to have been paid in full unless and until the holders thereof shall have indefeasibly received cash or, if so approved by holders of the Senior Note Indebtedness sufficient to bind all holders of Senior Note Indebtedness, securities taken at their then-market value, or both, equal to the full amount of such Senior Note Indebtedness at the time outstanding and all commitments to extend further credit to the Purchaser have terminated, and (b) any payment or distribution required to be paid or delivered to the holders of Senior Note Indebtedness shall be deemed to have been received by such holders if paid or delivered to an authorized agent or agents, or representative or representatives, of such holders. If payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this Section 6 shall have been applied, pursuant to the provisions of this Section 6, to the payment of amounts payable under the Senior Note Indebtedness, then and in such case, the Holder shall be entitled to receive from the holders of such Senior Note Indebtedness at the time outstanding, any payments or distributions received in respect of such Senior Note Indebtedness by such holders of Senior Note Indebtedness in excess of the amount sufficient to pay in full in cash all amounts then due under or in respect of, the Senior Note Indebtedness.

6.5. Further Assurances. The Holder (a) irrevocably authorizes and empowers (without imposing any obligation on) each holder of Senior Note Indebtedness or such holder’s representatives to accelerate, demand, sue for, collect and receive such holder’s ratable share of all payments and distributions in respect of the Subordinated Indebtedness which are required to be paid or delivered to the holders of Senior Note Indebtedness as provided in Section 6.2, and to execute, verify, deliver and file any proofs of claims and take all such other action (including the right to vote such holder’s ratable share of the Subordinated Indebtedness) in the name of the Holder or otherwise, as such holder of Senior Note Indebtedness or such holder’s representatives may determine to be necessary or appropriate for the enforcement of such holder’s rights under Section

6.2, and (b) shall, at the Purchaser’s expense, execute and deliver to each holder of Senior Note Indebtedness or such holder’s representatives such other instruments confirming such authorization and such powers of attorney, proofs of claim, assigmnents of claim and/or rights, financing statements and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder’s representatives in order to enable such holder to enforce such holder’s ratable share of all Subordinated Indebtedness and all such payments and distributions in respect thereof, and to otherwise enforce the subordination provisions of this Section 6 and to perfect its rights herein; provided, however, that the holders of Senior Note Indebtedness shall not file any such claim or proof of claim referred to in this Section 6.5 unless the Holder shall fail to file a proper claim, or proof of claim, in the form or forms required, prior to 5 business days before the expiration of the time to file such claim or claims and (ii) the holders of Senior Note Indebtedness shall not exercise any rights under this Section 6.5 unless and until the Holder has received three business days prior written notice from the Purchaser or holders of Senior Note Indebtedness that an event of default exists under the Senior Note Indebtedness The holders of the Subordinated Indebtedness further agree not to object to or otherwise contest any borrowing from the holders of the Senior Note Indebtedness or the grant of a security interest to the holders of the Senior Note Indebtedness pursuant to Section 364 of the United States Bankruptcy Code by the Purchaser, as debtor-in-possession. Nothing herein contained shall be deemed to authorize any holder of Senior Note Indebtedness or its representatives to authorize or consent to or accept or adopt on behalf of Holder any plan of reorganization, arrangement, adjustment or composition affecting this Note and the rights of the Holder hereunder.

6.6. Rights of Subrogation. Upon payment in full of all Senior Note Indebtedness, the holders of the Subordinated Indebtedness shall be subrogated to the rights of such holders of Senior Note Indebtedness to receive payments and distributions in respect of Senior Note Indebtedness until all such holders of the Subordinated Indebtedness shall have been paid in full. No payment or distribution to the holders of Senior Note Indebtedness by virtue of the provisions of this Section 6, which would otherwise have been made to the holders of the Subordinated Indebtedness, shall, as between the Purchaser and its creditors other than the holders of Senior Note Indebtedness, be deemed to be a payment by the Purchaser in respect of Senior Note Indebtedness, it being understood that the terms of this Section 6 are for the purpose of defining the relative rights of the holders of Senior Note Indebtedness on the one hand and the holders of Subordinated Indebtedness on the other hand.

6.7. [Intentionally Omitted]

6.8. Agreements with Holders of Senior Note Indebtedness. The Holder shall, at Purchaser’s expense, promptly execute such additional agreements as any holder or holders of Senior Note Indebtedness may reasonably request to confirm the provisions of this Note and otherwise providing for the reasonable subordination of the indebtedness evidenced by this Note on terms not materially inconsistent with this Note.

6.9. Modification or Waiver of Note. No modification or waiver of the terms of this Section 6 shall be effective without the prior written consent of such holders of the Senior Note Indebtedness necessary to bind all of the holders of Senior Note Indebtedness.

6.10. Incorrect Payments. In the event of a Senior Note Default or Liquidation, if any payment on account of this Subordinated Indebtedness not permitted by the terms of this Note is received by the Holder hereof prior to the payment in full of the Senior Note Indebtedness, such payment shall be held in trust by such Holder for the benefit of the holders of the Senior Note Indebtedness, and shall immediately be paid over to the holders of the Senior Note Indebtedness, or their authorized representative, for application to the payment of the Senior Note Indebtedness until paid in full.

6.11. Obligation of Purchaser to Pay Absolute. Nothing contained in this Section 6 shall impair, as between the Purchaser and the Holder, the obligation of the Purchaser to pay all indebtedness evidenced by this Subordinated Promissory Note when and as the same becomes due and payable, nor is anything in this Section 6 intended to or shall affect the relative rights of the Holder and creditors of Purchaser other than the holders of the Senior Note Indebtedness and Institutional Senior Debt, nor shall anything herein prevent Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the provisions of this Section 6, Section 11 and to the rights of holders of Senior Note Indebtedness to receive distributions and payments otherwise payable to Holder.

6.12. Notices. Purchaser covenants and agrees that for so long as any indebtedness evidenced by this Note remains outstanding, unless waived in writing by the Holder, Purchaser will give prompt written notice to Holder of the existence of any default or event of default or any event or condition which the giving of notice, the passage of time, or both, would constitute a default under, or with respect to, the Senior Note Indebtedness and Institutional Senior Debt.

6.13. Pre-payment of Senior Notes. Notwithstanding the foregoing, the Purchaser shall not make any pre-payment of principal on the Senior Notes or payment of interest, other than the 8% periodic interest due under such Senior Notes, (a “Prepayment”) unless (i) a Prepayment is unanimously approved by the Board of Directors of the Purchaser, (ii) the Board of Directors of the Purchaser, in good faith and using its best judgment, believes that after giving effect to such Prepayment, the Purchaser will be able to meet its obligations under this Note, including payment of any principal and interest as they become due and (iii) after giving effect to such Prepayment:

(a) the Purchaser’s Unrestricted Cash (as defined in Section 4.3(c)) plus four times the Purchaser’s Debt Service Capacity (as defined in Section 4.3(a)) for the previous fiscal quarter, divided by the Purchaser’s projected Debt Service (as defined in Section 4.3(b)) for the next twelve months is equal to or exceeds two (2); and

(b) the Purchaser’s Unrestricted Cash divided by the Purchaser’s projected Debt Service for the next twelve months is equal to or exceeds four tenths (0.4).

7. Event of Default; Acceleration. If one or more of the following occurs (each an “Event of Default”):

(a) The acceleration upon default of any Senior Indebtedness;

(b) The Purchaser shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Purchaser in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Purchaser, or of all or any substantial part of the properties of the Purchaser, or the Purchaser or its respective directors, managers, members or partners shall take any action looking to the dissolution or liquidation of the Purchaser;

(c) Within thirty (30) days after the commencement of any proceeding against the Purchaser seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Purchaser of any trustee, receiver or liquidator of the Purchaser or of all or any substantial part of the properties of the Purchaser, such appointment shall not have been vacated;

(d) The Purchaser shall have failed to pay any installment of principal or interest due hereunder within 10 days after the date the payment of such installment was due, which failure has not been cured within 45 days of the date that the payment of such installment was originally due; and

(e) The Purchaser shall fail to observe or perform any other obligation to be observed or performed under this Note and such failure has not been cured within 30 days after written notice from the Holder to perform or observe such obligation, then, in such event and at any time thereafter, subject to Section 6, (a) at the option of the Holder and upon written notice to the Purchaser, the outstanding principal of and all accrued but unpaid interest in respect of this Note and all other amounts owing under this Note or the Security Agreement shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Purchaser and (b) the Holder may exercise from time to time any rights and remedies available to it as a secured party under the Uniform Commercial Code as in effect from time to time in the state of California, or otherwise available to it. No delay on the part of the Holder in the exercise of any right or remedy shall operate as a waiver therefor, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Without limiting the foregoing, subject to the rights of the Senior Indebtedness (other than the Senior Notes) in and to such collateral, upon the occurrence of an Event of Default under Section 7 hereof, at the option and upon the declaration of the Holder, the Holder (or its agents) may foreclose on the security interests created pursuant to the Security Agreement by any available procedure, take possession of any or all of the collateral, with or without judicial process, and enter any premises where any collateral may be located for the purpose of taking possession of, storing, dealing with, or removing the same, and the Purchaser shall make such premises available to the Holder. Notwithstanding the foregoing, if an Event of Default specified in paragraphs (b) or (c) hereof occurs, the principal balance of and accrued interest on this Note shall become due and payable immediately without any declaration or other act on the part of the Holder.

8. Set Off. Payment of any Subordinated Indebtedness is expressly subject to the Purchaser’s right, at its sole discretion, to offset any amount under this Note (whether or not then due and payable) against any amount owed by the Holder to the Purchaser or its affiliates pursuant to a Claim (as such term is defined in the Purchase Agreement), which arises from fraud or the breach of a Specified Representation (as such term is defined in the Purchase Agreement) if and only to the extent that the Escrow Amount (as defined in the Escrow Agreement dated as of January 31, 2003 by and among the Purchaser, ServiceSource, Inc., the Escrow Agent and the Sellers named therein) is unavailable or insufficient to satisfy such Claim and if and to the extent that the Purchaser would have been entitled to receive and retain a distribution from the Escrow Fund had the Indemnity Escrow been sufficient to satisfy such Claim and the provisions of Section 5 of the Escrow Agreement had been followed; provided, however, that no set off pursuant to this Section 8 shall be made without the prior approval of a majority of the members of the Board of Directors of the Purchaser (the “Board”), including the member of the Board nominated by Housatonic Partners.

9. Waiver of Demand; Costs of Collection. Except as expressly set forth herein, the Purchaser hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. Subject to Section 6, the Purchaser agrees to pay all reasonable costs and expenses of collection of the Holder, including court costs and reasonable attorney’s fees, in the event collection procedures are commenced by the Holder in accordance with the terms of this Note after any amount hereunder becomes due and payable. Purchaser shall indemnify and hold Holder harmless from any loss, cost, liability and legal or other expense, including attorneys’ fees of Holder’s counsel, which Holder may directly or indirectly suffer or incur by reason of the failure of the Purchaser to perform any of its obligations under this Note or the Security Agreement, provided, however, the indemnity agreement contained in this section shall not apply to liabilities which Holder may directly or indirectly suffer or incur by reason of Holder’s own gross negligence or willful misconduct.

10. Information Rights. The Purchaser shall, upon request, deliver to the Holder:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Purchaser, an income statement for such fiscal year, a balance sheet of the Purchaser and statement of owners’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Purchaser;

(b) as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Purchaser, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter; and

(c) within sixty (60) days after the end of each fiscal year, the Purchaser shall provide the Holder with the opportunity to review, upon reasonable notice and for up to three hours, the Purchaser’s financial reports for such fiscal year and the Purchaser’s projections and budget for the succeeding fiscal year with the Purchaser’s then-Chief Executive Officer, President and/or Chairman.

11. Obligations Secured. The obligations of the Purchaser hereunder are secured by a Security Agreement attached hereto as Exhibit A (the “Security Agreement”) dated as of January 31, 2003 granting to the Holder a security interest in all of the assets of the Purchaser (the “Collateral”). The Purchaser agrees to subordinate its security interest in the Collateral to a security interest in the Collateral that may be granted to a holder or holders of Institutional Senior Debt on such commercially reasonable terms as may be requested by such holders. The Holder agrees to subordinate its security interest in the Collateral to the security interest in the Collateral that has been granted to holders of Senior Note Indebtedness pursuant to a Security Agreement (the “Senior Note Indebtedness Security Agreement”) dated as of January 31, 2003 among the Purchaser and the holders of Senior Indebtedness in the manner set forth in Sections 11.1 through 11.3 below. Notwithstanding the respective dates of attachment or perfection of the security interest of the Holder in the Collateral and the security interest of the holders of the Senior Note Indebtedness in the Collateral, the security interest of the holders of the Senior Note Indebtedness in the Collateral shall at all times be prior to the security interest of the Holder in the Collateral.

11.1. Standback. The Holder agrees not to exercise any rights against the Collateral which it would otherwise be entitled to exercise hereunder or pursuant to the Security Agreement upon an Event of Default if at such time there shall exist a Senior Note Default, unless and until all Senior Note Indebtedness has been paid in full or such Senior Note Default shall have been cured or waived by the holders of Senior Note Indebtedness or the benefits of this sentence have been waived by or on behalf of, and at the sole option of, the holders of Senior Note Indebtedness. Notwithstanding the foregoing, the suspension of the right to exercise such rights against the Collateral shall terminate, and the Holder may exercise such rights, if the holders of the Senior Note Indebtedness have not, on or prior to the 180th day after the occurrence of the Senior Note Default, declared all unpaid principal and interest on the Senior Note Indebtedness to be immediately due and payable, unless such Senior Note Default shall have been cured or waived or otherwise ceases to exist pursuant to the terms of the Senior Note Indebtedness.

11.2. Agreement Not to Contest; Agreement to Release Liens. The Holder agrees that it will not contest the validity, perfection, priority or enforceability of the liens and security interests securing the Senior Note Indebtedness. The Holder agrees that in the event that (i) any Collateral securing Senior Note Indebtedness is sold, transferred, conveyed or otherwise disposed of and (ii) such sale, transfer, conveyance or disposal is permitted by the Senior Notes or otherwise consented to by the holders of the Senior Note Indebtedness (any such sale, transfer, conveyance or disposal a “Permitted Sale”), the Holder shall be deemed to have consented to such Permitted Sale, and the property that is the subject of such Permitted Sale shall be transferred free and clear of all liens and security interests securing the obligations of the Purchaser under this Note.

11.3. Application of Proceeds from Sale or Other Disposition of Collateral. In the event of any sale, transfer, conveyance or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the Senior Notes or as otherwise consented to by the holders of Senior Note Indebtedness in a commercially reasonable manner until such time as the Senior Note Indebtedness is indefeasibly paid in full.

12. Choice of Law. This Note is governed by the laws of the State of California, without regard to the choice of law provisions thereof.

13. Notice. Any notice, delivery or communication delivered hereunder to the Purchaser or the Holder shall be in writing and made in accordance with the terms of Section 10.1 of the Purchase Agreement.

14. Enforceability. This Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Note. This Note shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and permitted assigns.

15. Captions. The captions of the sections of this Note are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Note.

16. Modifications and Waivers. Subject to Section 6.9, this Note shall be amended, modified or waived only by a written instrument signed by the Purchaser and the Holder. No delay or omission in exercising any right under this Note shall operate as a waiver of that or any other right. No waiver of any single breach or default shall be deemed a waiver or breach of any other breach or default.

17. Dispute Resolution. If any party has any controversy, claim or dispute arising out of or relating to this Note, such party shall notify the other party in writing of such assertion, describing the basis for its controversy, claim or dispute (the “Asserted Claim”) in reasonable detail and specifying, if possible, the dollar amount of such Asserted Claim (the “Claim Notice”). The parties shall each appoint a representative (the “Representative”) to attempt to resolve the Asserted Claim in good faith. In the event that the parties are unable to resolve such Asserted Claim within 30 days from the date of receipt of the Claim Notice, any party shall have the right to pursue all available remedies by bringing any action or proceeding in respect of any claim arising out of or related to this Note, whether in tort or in contract and whether at law or in equity, exclusively in the United States District Court for the Northern District of California in San Francisco, or, if such court does not have jurisdiction, in the Superior Court of the State of California in and for the County of San Francisco (the “Chosen Courts”). Each party (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 9.1 of the Purchase Agreement. Until changed by the Holder, the Representative for the Holder shall be Jeff Daily and until changed by the Purchaser, the Representative for the Purchaser shall be Michael Smerklo.

The undersigned has caused this Secured Subordinated Promissory Note to be executed as of the date first above written.

SSOURCE ACQUISITION COMPANY, LLC

By
(title)

ACKNOWLEDGED:

HOLDER

SERVICESOURCE INCORPORATED

By
(title)

[SIGNATURE PAGE TO SUBORDINATED PROMISSORY NOTE]

Exhibit 8.2(b)(v)(2)

SECURITY AGREEMENT

THIS AGREEMENT, dated the          day of             , 200     is by and between SSource Acquisition Company, LLC, a Delaware limited liability company (the “Debtor”) having its principal place of business and chief executive office at 1668 Lombard Street, San Francisco, CA 94123 (the “Premises”) and ServiceSource, Incorporated, a California corporation (the “Secured Party”).

INTRODUCTION

Pursuant to a Secured Subordinated Promissory Note issued as of the date hereof by Debtor in favor of Secured Party (as amended, modified or supplemented from time to time, the “Note”), the Debtor has promised to pay Secured Party the principal amount of $             pursuant to the terms set forth therein. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Note.

1. Security Interest. Debtor, for valuable consideration, receipt and sufficiency of which are acknowledged, hereby pledges, transfers and assigns to the Secured Party and grants to the Secured Party a security interest in all of Debtor’s tangible and intangible personal property and fixtures of every type and nature whatsoever wherever located and whether now owned or hereafter acquired or arising and all accessions and additions thereto, all replacements and substitutions therefor and all proceeds and products thereof including, without limitation, all accounts, all accounts receivable, all contract rights, goods, inventory and equipment, furniture, fixtures, documents, instruments (including certificated securities), chattel paper, money, rights to the payment of money, all documents of title, policies or certificates of insurance, proceeds of condemnation or other seizure, securities, chattel paper and other documents and instruments evidencing such items, insurance refund claims and all other insurance claims and proceeds, tort claims, deposit accounts, financial assets and all general intangibles and intellectual property, including without limitation all computer programs, computer software and hardware (including source code and object code), databases, client, customer and prospect lists and related files, goodwill, all uncertificated securities, tax refund claims, license fees, licenses, all patents, patents rights, patent applications, copyrights, copyright applications, trademarks, trademark applications, trade names, trade secrets, know-how, models, tools, engineering drawings, methodologies and techniques, proprietary research, marketing surveys and materials, all contract rights and all claims of Debtor against third parties for loss or damage of the foregoing items (the “Collateral”).

2. Obligations Secured. The security interest granted hereby secures payment of the principal of and interest on the Note. The security interest granted hereby shall terminate upon the payment in full of the Note in accordance with its terms.

3. Affirmative Covenants of Debtor. Debtor hereby covenants and agrees that, until the payment in full of the Note, Debtor shall promptly notify the Secured Party if:

(a) there is any change in the location of books and records relative to the accounts and inventory of Debtor;

(b) any equipment or inventory constituting part of the Collateral becomes located in or on any premises other than the Premises;

(c) the location of the principal place of business or chief executive office of Debtor as stated in the introductory paragraph of this Agreement has changed;

(d) Debtor conducts any of its business or operations in or from any new office or location other than the Premises or under a different name or names;

(e) any material claim that is made or asserted against the Collateral by any person or entity;

(f) any change occurs in the composition of the Collateral or other event occurs which could materially adversely affect the value of the Collateral; or

(g) Debtor changes either its form or jurisdiction of organization.

4. Negative Covenants. Debtor hereby covenants and agrees that, until the payment in full of the Note, Debtor shall not, unless the Secured Party shall otherwise consent in writing, which consent shall not be unreasonably delayed, withheld or conditioned:

(a) Compromise, settle or adjust any claim in a material amount relating to the Collateral, except with the consent of the holders of Senior Indebtedness;

(b) Sell, transfer, surrender, cancel or permit the cancellation, suspension or revocation of any license issued to Debtor which is necessary or appropriate to the operation of its business as currently operated or contemplated to be operated; or

(c) Sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein, other than licenses or sublicenses granted in the ordinary course of business, or create, incur, or permit to exist any mortgage, lien, charge, encumbrance, or security interest whatsoever with respect to the Collateral other than in favor of the holders of Senior Indebtedness and the Secured Party.

5. Records and Insurance. Debtor will at all times keep in a manner reasonably satisfactory to the Secured Party accurate and complete records of the Collateral and will keep the Collateral insured to the extent similarly situated companies insure their assets.

6. Financing Statements. Debtor hereby agrees to execute, deliver and pay the cost of filing any financing statement, or other notice or filing appropriate under applicable law (including chattel mortgages, assignments, copyright security agreements or collateral assignments, patent or trademark security agreements or collateral assignments and fixture filings) (collectively, “Financing

Statements”), in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the reasonable opinion of the Secured Party, may at any time be necessary. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any Financing Statement) is required to protect and preserve such lien or security interest, Debtor shall, at its cost and expense, cause the same to be re-recorded and/or refiled at the time and in the manner requested by the Secured Party. Debtor hereby irrevocably designates the Secured Party, its agents, representatives and designees as agents and attorneys-in-fact for Debtor to sign such Financing Statements on behalf of Debtor.

7. Debtor’s Rights Until Default. In the absence of any Default (as hereinafter defined), Debtor shall have the right to possess the Collateral, manage its property and sell its inventory in the ordinary course of business.

8. Secured Party’s Rights Upon Default. Subject to the rights of the holders of Senior Indebtedness, upon the occurrence and the continuance of a Default and at any time thereafter, the Secured Party (or its agents), without presentment, demand notice, protest or advertisement of any kind, may, at the expense of Debtor, exercise any rights available to it as a secured party under the California Uniform Commercial Code. Debtor appoints Secured Party, and any officer, employee or agent of the Secured Party, with full power of substitution, as Debtor’s true and lawful attorney-in-fact, with power in its own name or in the name of the Debtor, effective upon the occurrence and during the continuance of an Event of Default (as defined in the Note) and subject to the rights of the holders of Senior Indebtedness set forth in documentation relating to such Senior Indebtedness, including, without limitation, the rights of the holders of Senior Note Indebtedness set forth in that certain Security Agreement dated as of January 31, 2003 executed by the Company in favor of such holders and in those certain 16% Senior Subordinated Secured Notes issued by the Company to such holders and the rights of any holders of Institutional Senior Debt as set forth in any documentation relating thereto, (a) to endorse any notes, checks, drafts, money orders or other instruments of payment in respect of the Collateral that may come into the Secured Party’s possession, (b) to sign and endorse any drafts against Debtor, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral, (c) to pay or discharge taxes or liens at any time levied or placed upon or threatened against the Collateral, (d) to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral, (e) to notify persons and entities obligated with respect to the Collateral to make payments directly to the Secured Party, and (f) generally, to do, at Secured Party’s option and at Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and Secured Party’s security interest therein to effect the intent of this Agreement, all as fully and effectively as Debtor might or could do; and Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until payment in full of the Note in accordance with its terms.

9. Events of Default. Any Event of Default as defined in and under the Note shall constitute a Default hereunder.

10. Debtor’s Waivers. The Debtor waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the obligations underlying the Note and (b) any right to require the Secured Party (i) to proceed against any person or entity, (ii) to exhaust any other collateral or security for satisfaction of the obligations underlying the Note, (iii) to pursue any remedy in the Secured Party’s power or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral.

11. Subordination. Notwithstanding any other provision of this Agreement, the rights of the Secured Party hereunder are subject to the provisions of Section 6 of the Note. The Secured Party hereby confirms that the security interests and liens granted or to be granted from time to time by the Debtor to secure the Senior Indebtedness shall in all respects be first and senior security interests and liens, superior to any security interests and liens granted or to be granted to the Secured Party in assets of the Debtor pursuant to the Note or otherwise, it being the express intention of the parties that, notwithstanding anything in this Agreement to the contrary, all liens and security interests granted to holders of Senior Indebtedness from time to time shall be prior and superior to any liens or security interests granted to the Secured Party. In foreclosing on the security interests and liens in the Collateral of the holders of Senior Indebtedness, as long as the holders of Senior Indebtedness act in a commercially reasonable manner, the holders of Senior Indebtedness may foreclose on such security interests and liens in any manner in which they, in their sole discretion, may choose, even though a higher price might have been realized if the holders of Senior Indebtedness had proceeded to foreclose on such security interests and liens in another manner. Except as may be required by law, the holders of Senior Indebtedness shall be under no obligation to marshall any assets in favor of the Secured Party or any other party or against or in payment of any or all of the Senior Indebtedness. The Secured Party shall not exercise any right against the Collateral except in accordance with any subordination agreement or intercreditor agreement among the Secured Party and the holders of the Senior Indebtedness.

12. Miscellaneous.

(a) Entire Agreement. This Agreement and the Note constitute the entire agreement with regard to the subject matter hereof between the parties. This Agreement or any part thereof cannot be changed, waived or amended except by an instrument in writing signed by the Company and the Secured Party, and waiver on one occasion shall not operate as a waiver on any other occasion.

(b) Notices. Any notice required or permitted hereunder shall be in writing and, if given to Debtor shall be duly given if hand-delivered or if mailed first class postage prepaid to 1668 Lombard Street, San Francisco, CA 94123, Attention: David Kennedy, or, if given to the Secured Party, shall be duly given if hand delivered or if mailed first class postage prepaid to 1668 Lombard Street, San Francisco, CA 94123, Attention: Jeff Daily or, in either case, to such other address as may be specified by notice in writing.

(c) Governing Law. The Uniform Commercial Code and other laws of The State of California shall govern the construction of this Agreement.

(d) Waiver. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies that may otherwise be available to the Secured Party by law or contract.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(f) Headings. The headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor affect its meaning, construction of effect.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and the Secured Party and their respective successors and assigns, except that Debtor shall not have the right to assign any rights or obligations hereunder without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, delayed or conditioned.

(h) Enforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of unenforceability without invalidating the remaining provisions of this Agreement of affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

DEBTOR:

SSOURCE ACQUISITION COMPANY, LLC

By:
Name:
Title:

SECURED PARTY:

ServiceSource Incorporated

By:
Name:
Title:

Signature Page to Security Agreement

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

Very truly yours,

SSOURCE ACQUISITION COMPANY, LLC

By
(Title)

The foregoing Agreement is hereby

agreed to as of the date thereof.

[PURCHASERS]

By

[Signature Page to Security Purchase Agreement]